UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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UMB Financial Corporation

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF THE

2018 ANNUAL MEETING

OF SHAREHOLDERS

AND PROXY STATEMENT

April 24, 2018, at

9:00 a.m. CDT

UMB Financial Corporation

1010 Grand Boulevard

Kansas City, Missouri 64106

NOTICE OF THE 2018 ANNUAL MEETING OF

SHAREHOLDERS OF UMB FINANCIAL CORPORATION

Date and Time:	Tuesday, April 24, 2018, at 9:00 a.m. CDT

Place:	UMB Financial Corporation 1010 Grand Boulevard Kansas City, Missouri 64106

Items of Business:	The following matters will be presented to our shareholders:

1. the election of 12 directors for terms ending at the 2019 annual meeting of shareholders;

2. an advisory vote (non-binding) on the compensation paid to our named executive officers;

3. the ratification of the Corporate Audit Committee’s engagement of KPMG LLP as our independent registered public accounting firm for 2018;

4. the approval of the UMB Financial Corporation Omnibus Incentive Compensation Plan; and

5. any other business that may be properly considered at the meeting or any adjournment or postponement of the meeting.

Afterward, we will present a report on our business and operations.

Record Date:	You may vote at the meeting or any adjournment or postponement of the meeting only if you were a shareholder of record at the close of business on March 1, 2018.

Voting:

It is important that your shares be represented at the meeting, regardless of how many you own, and we strongly encourage you to vote by proxy even if you are planning to attend in person. Please submit your proxy through the internet or by telephone, or please complete, sign, date, and return your proxy card in the provided envelope. You may revoke your proxy and vote your shares in person according to the procedures described in the attached proxy statement.

The date of this notice is March 13, 2018. The attached proxy statement and the related form of proxy are first being sent, given, or made available to shareholders on or about March 13, 2018.

By Order of the Board of Directors,

John C. Pauls Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting To Be Held on April 24, 2018:

The Proxy Statement and the Annual Report to Shareholders are available at www.edocumentview.com/umbf

ii

UMB FINANCIAL CORPORATION

1010 Grand Boulevard

Kansas City, Missouri 64106

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement and the related form of proxy are first being sent, given, or made available by UMB Financial Corporation (“we” or “UMB”) on or about March 13, 2018, to the shareholders of record of our common stock, par value of one dollar ($1.00) per share (“UMB stock”), at the close of business on March 1, 2018 (the “record date”), in connection with our 2018 annual meeting of shareholders and any adjournment or postponement of the meeting (the “Annual Meeting”).

The Annual Meeting will be held at 9:00 a.m. CDT on April 24, 2018, at our principal executive offices located at 1010 Grand Boulevard, Kansas City, Missouri 64106, for the purposes described in this proxy statement.

The following matters will be presented to our shareholders:

1.	the election of 12 directors for terms ending at the 2019 annual meeting of shareholders;

2.	an advisory (non-binding) vote on the compensation paid to our named executive officers;

3.	the ratification of the Corporate Audit Committee’s engagement of KPMG LLP as our independent registered public accounting firm for 2018;

4.	the approval of the UMB Financial Corporation Omnibus Incentive Compensation Plan; and

5.	any other business that may be properly considered at the meeting or any adjournment or postponement of the meeting.

Afterward, we will present a report on our business and operations.

No shareholder has a dissenter’s right of appraisal or similar right in connection with any of these matters.

Attendance at the Annual Meeting will be limited to shareholders of record or their proxies, beneficial owners of UMB stock who present proof of ownership, and our guests. Attendees may be required to present a valid form of government-issued photo identification (such as a driver’s license) in order to gain admittance.

Proxies are being solicited to afford all shareholders of record an opportunity to vote on matters presented at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting, regardless of how many you own, and we strongly encourage you to vote by proxy even if you are planning to attend in person.

QUESTIONS AND ANSWERS ABOUT

THE ANNUAL MEETING, THESE PROXY MATERIALS, AND VOTING YOUR SHARES

Why did I receive these proxy materials?

You received our proxy statement, annual report and Annual Report on Form 10-K (collectively, “Annual Report”), or notice of internet availability of the foregoing, as applicable, because UMB’s Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting. This proxy statement contains information that we are required to provide you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and is intended to assist you in voting your shares.

What is a proxy?

A proxy is your grant of authority to another person to vote your shares. The person granted this authority is also called a proxy. When you designate a proxy, you may direct the proxy how to vote your shares.

Who may vote at the Annual Meeting?

Shareholders of record at the close of business on the record date may vote at the Annual Meeting. As of the record date, 50,033,904 shares of UMB stock were issued and outstanding and, therefore, eligible to be voted at the Annual Meeting. Each share of UMB stock is entitled to one vote.

Who is a shareholder of record or a beneficial owner?

“Shareholders of record” or “record holders” have shares of UMB stock registered in their names, either in book entry or certificate form, with our transfer agent, Computershare Trust Company. “Beneficial owners,” in contrast, own shares of UMB stock that are held in “street name” through a broker, bank, or other nominee.

Beneficial owners generally cannot vote their shares directly and must instead instruct their brokers, banks, or other nominees how to vote the shares. If you are a beneficial owner of UMB stock, your proxy is being solicited through your broker, bank, or other nominee.

What are my voting rights?

You may vote “FOR” or “WITHHOLD” on the nominees under Proposal #1. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on Proposals #2, #3 and #4.

Cumulative voting will apply in connection with Proposal #1—election of directors. See “What vote is required for each proposal?” later in this section. Cumulative voting will not apply in connection with any other proposal at the Annual Meeting.

If you are a beneficial owner of shares, and you do not provide instruction to your broker, bank, or other nominee, your broker, bank or other nominee is not permitted to vote your shares on certain proposals. See “What vote is required for each proposal?” later in this section.

How does the Board recommend that I vote?

The Board recommends that you vote as follows:

• Proposal #1:	“FOR” the election of each of the 12 nominees to our Board;

• Proposal #2:	“FOR” the approval, on an advisory basis, of the compensation paid to our named executive officers;

• Proposal #3:	“FOR” the ratification of the Corporate Audit Committee’s engagement of KPMG LLP as our independent registered public accounting firm for 2018; and

• Proposal #4	“FOR” the approval of the UMB Financial Corporation Omnibus Incentive Compensation Plan.

What vote is required for each proposal?

• Proposal #1:	Plurality voting will apply—that is, the 12 nominees receiving the highest number of “FOR” votes will be elected.

Cumulative voting will also apply—that is, each shareholder will have a total number of votes equal to the holder’s number of shares as of the record date multiplied by the number of directors to be elected, and the shareholder may cast all of those votes for a single nominee or may distribute whole (though not fractional) votes among more than one nominee in any proportion desired. If you want to utilize cumulative voting, please notify our transfer agent, Computershare Trust Company, at (636) 600-1714 prior to the Annual Meeting or vote by ballot at the Annual Meeting.

Voting “WITHHOLD” for one or more of the nominees will have no effect on the election of directors. If you are a beneficial owner of shares, your broker, bank, or other nominee is not permitted to vote your shares on this matter if no instruction is received from you.

• Proposal #2:

Majority voting will apply—that is, the approval, on an advisory basis, of the compensation paid to our named executive officers will require the affirmative (“FOR”) vote of the majority of the shares cast at the Annual Meeting.

Voting “ABSTAIN” on this matter will have no effect on the outcome. If you are a beneficial owner of shares, your broker, bank, or other nominee is not permitted to vote your shares on this matter if no instruction is received from you.

• Proposal #3:

Majority voting will apply—that is, ratification of the Corporate Audit Committee’s engagement of KPMG LLP as our independent registered public accounting firm for 2018 will require the affirmative (“FOR”) vote of the majority of the shares cast at the Annual Meeting.

Voting “ABSTAIN” on this matter will have no effect on the outcome. If you are a beneficial owner of shares, your broker, bank, or other nominee can exercise discretion in voting your shares on this matter if no instruction is received from you.

• Proposal #4

Majority voting will apply—that is, the approval of approval of the UMB Financial Corporation Omnibus Incentive Compensation Plan will require the affirmative (“FOR”) vote of the majority of the shares cast at the Annual Meeting.

Voting “ABSTAIN” on this matter will have no effect on the outcome. If you are a beneficial owner of shares, your broker, bank, or other nominee is not permitted to vote your shares on this matter if no instruction is received from you.

How do I vote my shares?

We strongly encourage all shareholders to submit their votes in advance of the Annual Meeting.

• Record Holders:

You may vote your shares (1) through the internet, (2) by telephone, (3) by completing, signing, dating, and returning your proxy card in the provided envelope, or (4) in person by ballot at the Annual Meeting. Other proxy materials that you receive together with this proxy statement contain the website address and the telephone number for internet or telephone voting. Internet or telephone votes must be received by 1:00 a.m. CDT on April 24, 2018, in order to be counted. Completed, signed, and dated proxy cards must be received prior to the Annual Meeting in order to be counted.

• Beneficial Owners:

You may not vote your shares directly but instead may instruct your broker, bank, or other nominee how to vote your shares. You should receive materials from your broker, bank, or other nominee with directions on how to provide voting instructions. Those materials also will identify the time by which your broker, bank, or other nominee must receive your voting instructions. The availability of internet or telephone voting will depend on the processes adopted by your broker, bank, or other nominee. If you want to vote your shares in person at the Annual Meeting, you will need to obtain a legally enforceable proxy from your broker, bank, or other nominee in advance and present that proxy to the inspectors of election together with a valid form of government-issued photo identification (such as a driver’s license).

• UMB Plans:

Holders of shares through the UMB Profit-Sharing and 401(k) Savings Plan (the “Profit-Sharing Plan”) or the UMB Employee Stock Ownership Plan (the “ESOP”) may not vote your shares directly but instead may instruct the trustee for the Profit-Sharing Plan or the ESOP how to vote your shares. Each holder who is a current employee of UMB and who has a valid UMB e-mail address will receive an e-mail from our transfer agent, Computershare Trust Company, describing how to access our proxy materials and how to provide voting instructions to the trustee. Each holder who is not a current employee of UMB or who does not have a valid UMB e-mail address will receive our proxy materials in the mail and will be able to provide voting instructions to the trustee by internet, telephone or mail. In all cases, however, voting instructions must be received by the trustee by 1:00 p.m. CDT on April 19, 2018.

If I am a record holder, what happens if I submit a valid proxy prior to the Annual Meeting but do not provide voting instructions?

If you as a record holder submit a valid proxy prior to the Annual Meeting but do not provide voting instructions, your shares will be voted according to the recommendations of the Board. See “How does the Board recommend that I vote?” earlier in this section.

If I am a beneficial owner, will my broker, bank, or other nominee vote for me if I do not provide voting instructions?

If you are a beneficial owner and do not provide voting instructions, your broker, bank, or other nominee has discretionary authority to vote your shares on Proposal #3—ratification of the Corporate Audit Committee’s engagement of KPMG LLP as our independent registered public accounting firm for 2018. Your broker, bank, or other nominee, however, does not have discretionary authority to vote your shares on Proposals #1, #2 or #4.

If I hold shares through the Profit-Sharing Plan or the ESOP, will the trustee vote for me if I do not provide voting instructions?

If you hold shares through the Profit-Sharing Plan and do not provide voting instructions, the trustee will vote your shares in the same proportion that the other shares in the Profit-Sharing Plan are voted. If you hold shares through the ESOP and do not provide voting instructions, the trustee can exercise discretion in voting your shares.

Can other matters be decided at the Annual Meeting?

When this proxy statement was printed, we did not know of any matter to be presented at the Annual Meeting other than those described in this proxy statement. If any other matter may be properly considered at the Annual Meeting, your proxy can exercise discretion in voting your shares on the matter. We do not anticipate that any other matter will be presented at the Annual Meeting.

Can I revoke or change my proxy?

You may revoke or change your proxy at any time before the vote is taken at the Annual Meeting.

If you are the record holder of UMB stock, you may revoke or change your proxy in the following ways:

•	by executing and delivering a later-dated proxy for the same shares in compliance with the requirements described in this proxy statement;

•	by voting the same shares again over the internet or telephone by 1:00 a.m. CDT on April 24, 2018;

•	by voting a ballot at the Annual Meeting; or

•	by notifying the Secretary of your revocation of the proxy prior to the Annual Meeting.

If you are the beneficial owner but not the record holder of UMB stock, you must follow the directions provided to you by your broker, bank, or other nominee. Any beneficial owner of shares who wants to revoke a proxy at the Annual Meeting will need to present to the inspectors of election a legally enforceable proxy from the broker, bank, or other nominee indicating that the person is the beneficial owner of the shares.

If you hold shares through the Profit-Sharing Plan or the ESOP, you must follow the directions provided to you by the trustee.

Who pays the costs of preparing the proxy materials and soliciting proxies?

We will pay the costs of preparing the proxy materials and soliciting proxies, including the reasonable charges and expenses of brokers, banks, and other nominees for forwarding proxy materials to beneficial owners and updating proxy cards and directions. We also have engaged Okapi Partners LLC to assist in the solicitation of proxies for a fee of $10,000 plus disbursements.

In addition to our solicitation of proxies by mail, your proxy may be solicited by telephone, facsimile, internet, or e-mail or in person by directors, officers, or regular employees of UMB or its affiliates who will receive no additional compensation for doing so.

STOCK OWNERSHIP

Principal Shareholders

The following persons owned of record or beneficially owned (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) more than 5% of UMB stock at the close of business on March 1, 2018:

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
J. Mariner Kemper	4,812,856 (1)	9.62%
1010 Grand Boulevard
Kansas City, Missouri 64106
Blackrock, Inc.	4,717,738 (2)	9.43%
55 East 52nd Street
New York, New York 10055
The Vanguard Group	4,246,280 (3)	8.49%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
FMR LLC	3,464,734 (4)	6.92%
245 Summer Street
Boston, Massachusetts 02210

(1)	The total stock ownership reported for J. Mariner Kemper is comprised of the following:

(a)	128,517 shares are owned directly.

(b)	1,939 shares are owned through the ESOP.

(c)	60,940 shares of unvested restricted stock are under Mr. Kemper’s authority to vote.

(d)	Options for 120,298 shares are owned directly, currently vested, and “in the money.”

(e)

290,397 shares are owned by Kemper Realty Company, and 395,989 shares are owned by Pioneer Service Corporation. Each of these are entities through which voting and investment decisions may be controlled, directly or indirectly, by Mr. Kemper.

(f)	3,812,776 shares are held by UMB Bank, National Association as either sole trustee or co-trustee. In each case, Mr. Kemper has or shares voting power. Of these shares:

(i)

2,137,586 shares are owned by the R. Crosby Kemper Jr. Marital Trust, but sole voting and dispositive authority is held by Mr. Kemper. This trust operates under the same trust documents that created, and is the successor trust to, the R Crosby Kemper Irrevocable Trust.

(ii)

60,800 shares are owned by trusts under the will of Rufus Crosby Kemper, 26,838 shares are owned by the Sheila K. Dietrich Irrevocable Trust, and 70,362 shares are owned by the Enid and Crosby Kemper Foundation. In each case, UMB Bank, National Association as trustee has sole voting and dispositive authority but may act only on the direction of Mr. Kemper, Alexander C. Kemper, and Heather Kemper Miller, or any two of them.

(iii)

450,010 shares are owned by the R.C. Kemper Charitable Trust and Foundation, but sole voting and dispositive authority is held by the co-trustees: Mr. Kemper, Thomas J. Wood III, and Sheila Kemper Dietrich.

(iv)

803,256 shares are owned by the R. C. Kemper, Jr. Charitable Trust and Foundation, but sole voting and dispositive authority is held by the majority of the non-corporate co-trustees: Mr. Kemper, Mary S. Kemper, R. Crosby Kemper III, and Mary Kemper Wolf.

(v)

58,566 shares are owned by the R. Crosby Kemper Irrevocable Dynasty Trust, but sole voting and dispositive authority is held by the majority of Mr. Kemper, R. Crosby Kemper III, Sheila Kemper Dietrich, Alexander C. Kemper, Heather Kemper Miller, and Mary Kemper Wolf.

(vi)

192,300 shares are owned by the Bebe and Crosby Kemper Foundation for the Arts. UMB Bank, National Association as corporate trustee has sole voting and dispositive authority but may act only on the direction of a majority of Mr. Kemper, Mary Kemper Wolf, Heather Miller Kemper and Sheila Kemper Dietrich.

(vii)	13,058 shares are owned by the Mary S. Hunt Trust. Mr. Kemper and UMB Bank, National Association are co-trustees, but Mr. Kemper has sole voting and dispositive authority over the shares.

(g)

1,000 shares are owned by Mr. Kemper’s son, and 1,000 shares are owned by Mr. Kemper’s daughter, and are managed in custodial accounts in their names. Mr. Kemper is the custodian of these accounts and retains voting and dispositional power over these shares.

(2)

This is according to information provided to UMB in a Schedule 13G/A filed by Blackrock, Inc. with the SEC on January 23, 2018. According to the Schedule 13G/A, Blackrock, Inc. has sole voting power over 4,624,733 shares of UMB stock and sole dispositive power over 4,717,738 shares of UMB stock.

(3)

This is according to information provided to UMB in a Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2018. According to the Schedule 13G/A, The Vanguard Group has sole voting power over 48,608 shares of UMB stock, shared voting power over 4,540 shares of UMB stock, sole dispositive power over 4,196,387 shares of UMB stock, shared dispositive power over 49,893 shares of UMB stock, with the aggregate number of shares of UMB stock beneficially owned reported at 4,246,280.

(4)

This is according to information provided to UMB in a Schedule 13G/A filed by FMR LLC with the SEC on February 13, 2018. According to the Schedule 13G, FMR LLC has sole voting power over 55,988 shares of UMB stock and sole dispositive power over 3,464,734 shares of UMB stock.

Stock Owned by Directors, Nominees, and Executive Officers

This table sets forth the number of shares of UMB stock that were beneficially owned (as defined in Rule 13d-3 of the Exchange Act) at the close of business on March 1, 2018, by a director, a nominee, or a Named Executive Officer (as defined in “Compensation Discussion and Analysis—Overview” later in this proxy statement). It also includes the number of shares that were beneficially owned (as defined in Rule 13d-3 of the Exchange Act) at the close of business on March 1, 2018, by all directors and Executive Officers (as defined in “Section 16(a) Beneficial Ownership Reporting Compliance” later in this section) as a group. The individuals designated as our Executive Officers are also our executive officers as defined in Rule 3b-7 of the Exchange Act.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Robin C. Beery	2,018		*
Kevin C. Gallagher	15,113		*
Greg M. Graves	19,940		*
Michael D. Hagedorn	79,848		*
Andrew J. Iseman	0		*
Alexander C. Kemper	226,961	(2)	*
J. Mariner Kemper	4,812,856		9.62%
Gordon E. Lansford	474		*
Kevin M. Macke	17,862		*
Timothy R. Murphy	4,635		*
Kris A. Robbins	7,156	(3)	*
Ram Shankar	5,828		*
L. Joshua Sosland	7,928		*
Dylan E. Taylor	539		*
Thomas S. Terry	46,143		*
Paul Uhlmann III	15,701	(4)	*
Leroy J. Williams, Jr.	1,230		*
All Directors and Executive Officers as a Group	5,131,764	(5)	10.26%

*	Less than 1% of the outstanding shares.

(1)

These numbers include (a) shares owned directly by the individuals or members of their immediate families who share the same household, (b) shares owned in trust, (c) shares otherwise held through indirect forms of ownership and over which the individuals exercise sole or shared voting or investment power, (d) shares of restricted stock owned by the Named Executive Officers and the Executive Officers that have not vested but over which the Named Executive Officers and the Executive Officers have voting power, and (e) shares that are subject to outstanding options exercisable within 60 days. The following Named Executive Officers have options that are exercisable within 60 days for the number of shares of UMB stock shown: J. Mariner Kemper – 120,298 shares; Michael D. Hagedorn – 20,984 shares; Kevin M. Macke – 6,557 shares; and Thomas S. Terry – 14,256 shares. Other executive officers (excluding the Named Executive Officers) collectively hold options, exercisable within 60 days, to acquire 34,939 shares of UMB stock.

(2)

The total stock ownership reported for Alexander C. Kemper is comprised of the following: (a) 10,395 shares owned directly, (b) 58,566 shares held by UMB Bank, National Association as either sole trustee or co-trustee, where voting or investment power is shared with other family members (including J. Mariner Kemper), (c) 60,800 shares owned by a trust under the will of Rufus Crosby Kemper, 26,838 shares are owned by the Sheila K. Dietrich Irrevocable Trust, and 70,362 shares owned by the Enid and Crosby Kemper Foundation, where UMB Bank, National Association as trustee has sole voting and dispositive authority but may act only on the direction of Mr. Kemper, J. Mariner Kemper, and Heather Kemper Miller, or any two of them.

(3)	Kris A. Robbins has pledged 3,000 shares as security for a line of credit.

(4)

The total stock ownership reported for Paul Uhlmann III is comprised of (a) 13,501 shares owned directly and (b) 2,200 shares owned by three trusts where voting and dispositive power is shared with his wife.

(5)	Shares held in foundations, trusts, or companies over which more than one director or Executive Officer share voting or investment power have been included only one time in this total.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires each officer (as defined in Section 16(a) and Rule 16a-1 of the Exchange Act, an “Executive Officer”), each director on our Board, and any person who beneficially owns more than 10% of UMB stock (collectively, the “reporting persons”) to file with the SEC reports of ownership and changes in ownership of UMB stock. SEC rules also require each reporting person to send or deliver to UMB a copy of each statement filed with the SEC by that person under Section 16(a).

Based solely on a review of the copies furnished to UMB during or with respect to 2017 and written representations from reporting persons that no Forms 5 were required to be filed, UMB believes that each person who was a reporting person during 2017 timely filed the reports required by Section 16(a) of the Exchange Act during 2017, except that Andrew Iseman, a former executive officer during 2017, filed two late Form 4/As on June 12, 2017 correcting transactions previously reported as follows: (a) the number of shares withheld for the payment of taxes when restricted stock vested on January 1, 2017 was underreported by 3 shares, and (b) the number of shares withheld for the payment of taxes when restricted stock vested on March 14, 2017 was underreported by 1 share.

CORPORATE GOVERNANCE

Overview

UMB is committed to robust corporate-governance principles and practices. In addition to the information provided in this proxy statement, we maintain the following documents in the Corporate Governance menu at www.umb.com/investor:

•	Corporate Governance Guidelines;

•	Code of Ethics;

•	Charter of the Compensation Committee;

•	Charter of the Corporate Audit Committee;

•	Charter of the Corporate Governance & Nominating Committee; and

•	Charter of the Risk Committee.

You may request a copy of any of these documents by sending a written request for one to UMB Financial Corporation, Attention: Corporate Secretary, 1010 Grand Boulevard, Kansas City, Missouri 64106.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines (the “Governance Guidelines”) to assist the Board in exercising its responsibilities to UMB and our shareholders. These Governance Guidelines serve as a flexible framework within which the Board may conduct business.

Code of Ethics

UMB believes that integrity is paramount. While all business is based to some degree on trust, our business has trust as a core principle. Being honest and fair to our customers, shareholders, and associates is not just a value but a moral imperative. In keeping with these principles, the Board has adopted a Code of Ethics (the “Code of Ethics”).

The Code of Ethics applies to all directors, advisory directors, and associates of UMB, including the Chief Executive Officer, the Chief Financial Officer, and the Chief Accounting Officer.

There were no waivers of any provision of the Code of Ethics granted in 2017. We will post on our website any amendment or waivers to the Code of Ethics, that are required to be disclosed under applicable rules of the SEC or The NASDAQ Stock Market LLC (“NASDAQ”). A copy of the Code of Ethics will be provided without charge to any person who sends a written request for one to UMB Financial Corporation, Attention: Corporate Secretary, 1010 Grand Boulevard, Kansas City, Missouri 64106.

The Board of Directors

Overview

UMB’s bylaws (the “Bylaws”) allow for not less than 8 and not more than 18 directors, with the exact number to be set by the Board from time to time. The Board currently has 12 seats. The Board believes that this size is appropriate based on UMB’s present circumstances. All seats on the Board are up for election annually.

Of the 12 current directors, 10 have been determined by the Board to be independent under Item 407(a) of SEC Regulation S-K and “Independent Directors” under NASDAQ Listing Rule 5605(a)(2) (each “independent” and an “independent director”). The 12 current directors constitute all of the nominees for election at the Annual Meeting.

The primary responsibility of the directors is to exercise their business judgment to oversee and direct the business and affairs of UMB. Specific responsibilities of the Board include:

•	selecting and evaluating the Chief Executive Officer, overseeing the selection and performance of senior management, and working with the Chief Executive Officer on succession planning;

•	reviewing, approving, and advising management on the business strategies of UMB, significant corporate actions, and major transactions;

•	understanding, reviewing, and monitoring the implementation of strategic plans and budgets;

•	reviewing assessments of, and advising management with respect to, significant risks and issues facing UMB; and

•

confirming the establishment of, and monitoring compliance with, processes designed to ensure the integrity of UMB’s actions, including in connection with (1) financial statements and financial reporting, (2) relationships with customers, suppliers, and other constituencies, and (3) compliance with applicable law and the Code of Ethics.

The Board’s Leadership Structure

The Board appoints one of its members to serve as Chair. The Board, in consultation with the Corporate Governance & Nominating Committee (the “Governance Committee”), evaluates from time to time whether an independent Chair would be in the best interests of UMB and its shareholders. Among the factors considered by the Board are the qualifications and performance of any non-independent Chair, the percentage of independent directors on the Board, the degree of independent oversight exercised by the Board, the soundness of UMB’s corporate governance structure and policies, and the performance of UMB.

Based on this evaluation, the Board has determined that the best interests of UMB and its shareholders are currently served by J. Mariner Kemper holding the positions of Chair and Chief Executive Officer.

Under our Bylaws and Governance Guidelines, whenever the Chair does not qualify as an independent director, the independent directors elect a lead independent director (the “Lead Director”). The Lead Director is responsible for the following:

•	presiding at meetings of the Board when the Chair is not present;

•	convening and presiding over periodic meetings of the independent directors (at which only independent directors are present);

•	approving agendas for meetings of the Board and information to be sent to the Board;

•	approving schedules of meetings of the Board to ensure that sufficient time is afforded to discuss all agenda items;

•	serving as a liaison between the independent directors and the Chair;

•

holding periodic meetings with the Chair and Chief Executive Officer to discuss matters of importance to the independent directors, acting as the informal spokesperson for the independent directors, and helping to facilitate the Board’s oversight of management;

•	serving as an advocate for the interests of UMB’s shareholders;

•	ensuring, if requested by major shareholders of UMB, that the Lead Director is available for consultation and direct communications; and

•	coordinating the activities of the other independent directors and performing such other duties and responsibilities as a majority of the independent directors may specify from time to time.

Our current Lead Director is Greg M. Graves, who is also the Chair of the Governance Committee. Mr. Graves was previously the Chief Executive Officer and Chairman of Burns & McDonnell and has been a director with the Company since 2003.

The Board’s Role in Risk Oversight

Among the Board’s specific responsibilities is oversight of the risk-management policies of UMB’s global operations and the operation of UMB’s global risk-management framework.

The Board has created a Risk Committee (the “Risk Committee”) that is comprised only of independent directors and that is charged with approving and periodically reviewing the risk-management policies of our global operations (collectively, the “Enterprise Risk Management Policy”), including statements of risk appetite, and adapting the Enterprise Risk Management Policy when and as appropriate to changes in our structure, risk profile, complexity, activities, or size.

The Board also has created three committees comprised of senior officers of UMB or its subsidiaries to support the Risk Committee in developing and overseeing the operation of the Enterprise Risk Management Policy:

•

the Asset and Liability Committee, which assists in the oversight of (1) the assets and liabilities of UMB and UMB Bank, National Association (the “Bank”), (2) the liquidity, interest-rate, market, or similar risk-management practices of UMB and the Bank, and (3) the capital positions of UMB and the Bank;

•	the Credit Committee, which assists in the oversight of the credit, counterparty, or similar risk-management practices of UMB and the Bank; and

•	the Enterprise Risk Committee, which assists in the oversight of the strategic, operational, reputational, compliance, or similar risk-management practices of UMB and the Bank.

In addition, the Corporate Audit Committee (the “Audit Committee”) assists the Board in fulfilling its responsibilities to oversee the quality and integrity of the accounting, financial-reporting, and internal-control functions of UMB and its subsidiaries. The Compensation Committee (the “Compensation Committee”) likewise assists the Board in ensuring that UMB’s compensation programs incent balanced risk-taking within established appetites, tolerances, and limits and promote the sustained operating and financial performance of UMB.

UMB maintains as well, under the leadership of its Chief Risk Officer, a robust enterprise risk management program designed to identify, quantify, monitor, report, and control risks that we face. The Chief Risk Officer supplies the Board, directly or through the Risk Committee, with regular reports on the operation of this program, the evolving risks to our businesses, and the controls and other mitigants utilized to manage those risks. The Board, in turn, considers these reports, as well as other information from management or third parties, in reviewing and approving our strategic direction and otherwise overseeing and directing our business and affairs.

Independent Directors

The Board has determined that the following directors are independent directors:

Robin C. Beery	Gordon E. Lansford	L. Joshua Sosland
Kevin C. Gallagher	Timothy R. Murphy	Paul Uhlmann III
Greg M. Graves	Kris A. Robbins Dylan E. Taylor	Leroy J. Williams, Jr.

These independent directors comprise over three-quarters of the Board. J. Mariner Kemper and Alexander C. Kemper have been found not to be independent due to their employment by UMB and familial relationship to UMB’s Chief Executive Officer, respectively.

In evaluating the independence of each director, the Board reviewed and deliberated on transactions, relationships, and arrangements between the director or any related person or interest and UMB or any of its subsidiaries. In particular, the Board considered the following matters: (1) independent directors or related persons or interests have varying degrees of banking relationships with UMB or its subsidiaries, such as deposit accounts, extensions of credit, trust services, or investment services; and (2) seven of the independent directors or related persons or interests are associated with commercial entities that received commitments or extensions of credit from UMB or its subsidiaries. All of these transactions, relationships, and arrangements, in the judgment of the Board, were made on terms and under circumstances at least as favorable to UMB or its subsidiaries as those that were prevailing at the time for comparable transactions, relationships, or arrangements with unrelated persons or interests or those that would have applied to unrelated persons or interests. The Board also concluded that none of these transactions, relationships, or arrangements require disclosure under Item 404(a) of SEC Regulation S-K. See “Transactions with Related Persons” later in this section. The Board determined as well that no independent director has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Committees of the Board of Directors

The Board maintains four standing committees that are comprised only of independent directors (the “Committees”): the Compensation Committee, the Audit Committee, the Governance Committee, and the Risk Committee. The charter for each of these Committees can be found in the Corporate Governance menu at www.umb.com/investor.

Compensation Committee

The Compensation Committee is currently comprised of five independent directors: Robin C. Beery (Chair), Timothy R. Murphy, Dylan E. Taylor, Paul Uhlmann III, and Leroy J. Williams, Jr.

Ms. Beery, and Messrs. Murphy, Uhlmann, and Williams served on the Compensation Committee throughout all of 2017. Ms. Beery was appointed as the Chairperson in April 2017, replacing Mr. Graves who left the Compensation Committee to be lead director and chair of the Governance Committee. Mr. Taylor was appointed to the Compensation Committee in April 2017. Mr. Sosland also served on the Compensation Committee until April 2017.

The Board has determined that all of the current members are qualified to serve on the Compensation Committee under applicable rules of the SEC, NASDAQ, or the Department of the Treasury (including the independence, non-employee-director, and outside-director requirements for compensation-committee members).

Among the Compensation Committee’s primary functions are the following:

•	assisting the Board in fulfilling its responsibilities to oversee compensation programs, including long- and short-term incentive compensation plans, for the executive officers of UMB;

•

assisting UMB’s management in its preparation of the disclosures and other information relating to executive-compensation matters that are required by applicable law to be contained in UMB’s proxy statement;

•	recommending to the Board the compensation of non-employee directors of UMB;

•

establishing and administering the principal components of compensation (including salary, bonuses, incentive programs, and retention awards) for the Chief Executive Officer, the Chief Financial Officer, and other designated executive officers of UMB;

•	approving and overseeing the Company’s succession planning for certain key personnel;

•	administering or overseeing the administration of UMB’s equity-based compensation plans, including grants of restricted stock or options; and

•	reviewing stock ownership guidelines for directors and Section 16 Officers, and recommending, from time to time, changes in the guidelines to the Board.

The Compensation Committee also (1) reviews and makes recommendations in connection with matters involving say-on-pay and say-when-on-pay votes by UMB’s shareholders and (2) reviews and approves or ratifies related person transactions involving compensation.

A narrative description of the processes for considering and determining executive and director compensation, including (a) the Compensation Committee’s authority and the extent to which that authority may be delegated and (b) the roles of UMB’s Executive Officers and compensation consultants in determining or recommending the amount or form of executive and director compensation, can be found in “Compensation Discussion and Analysis” and “Corporate Governance—2017 Director Compensation” later in this proxy statement.

Compensation Committee Interlocks and Insider Participation

No person who served as a member of the Compensation Committee during 2017: (1) is or has been an officer or employee of UMB or its subsidiaries or (2) has or had any relationship requiring disclosure by UMB under any paragraph of Item 404 of SEC Regulation S-K. No relationship described in Item 407(e)(4)(iii) of SEC Regulation S-K existed during 2017.

Audit Committee

The Audit Committee is currently comprised of four independent directors: Gordon E. Lansford (Chair), Robin C. Beery, Kevin C. Gallagher, and Kris A. Robbins. Mr. Lansford was appointed to the Audit Committee as its Chairperson in April 2017. Nancy Buese served as the Audit Committee Chair until her resignation from the Board in April 2017. Ms. Beery and Messrs. Gallagher and Robbins served on the Audit Committee throughout all of 2017.

The Board has determined that all of the current members are qualified to serve on the Audit Committee under applicable rules of the SEC or NASDAQ (including the independence requirements for audit-committee members) and that Mr. Lansford and Mr. Robbins are audit committee financial experts and/or financially sophisticated under those applicable rules.

The Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee assists the Board in fulfilling its responsibilities to oversee the quality and integrity of the accounting, financial-reporting, and internal-control functions of UMB and its subsidiaries. In particular, the Audit Committee’s role includes assisting the Board in overseeing:

•	the integrity of UMB’s financial statements and related reporting processes;

•	the independent auditor’s qualifications, independence, and performance;

•	the performance of UMB’s internal audit function; and

•	UMB’s compliance with regulatory and other legal requirements.

The Audit Committee has sole authority over the appointment and replacement of UMB’s independent auditors and is directly responsible for the compensation and oversight of UMB’s independent auditors. The Audit Committee also approves the risk-assessment methodology, risk assessment, and annual audit plan of the internal audit function and all decisions on the appointment, removal, and compensation of UMB’s Director of Corporate Audit Services. In addition, the Audit Committee (1) reviews and approves or ratifies related-person transactions (other than those involving compensation that are reviewed and addressed by the Compensation Committee), (2) reviews the summary of any complaint reporting a violation of the Code of Ethics, applicable law, or UMB’s policies and monitors any authorized internal investigation of such a complaint, and (3) establishes procedures for the receipt, retention, and treatment of any complaint about accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by UMB’s associates of any concern about questionable accounting or auditing matters.

Governance Committee

The Governance Committee is currently comprised of five independent directors: Greg M. Graves (Chair), Timothy R. Murphy, L. Joshua Sosland, Paul Uhlmann III, and Gordon E. Lansford. Each of these directors served on the Governance Committee throughout all of 2017, with the exception of Mr. Lansford who was appointed to the Committee in April 2017. Mr. Graves became chair of the Governance Committee in April 2017, replacing Terrence Dunn who retired from the Board.

Among the Governance Committee’s primary functions are the following:

•	making recommendations about the size, organization, and composition of the Board as well as its committee structure and make-up;

•	identifying and evaluating candidates to become or remain members of the Board;

•	recommending director nominees for each Committee (including the Chair of each Committee);

•	leading the Board in its periodic reviews of its and each Committee’s performance;

•	assisting the Board in attracting and electing qualified and experienced independent directors;

•	recommending the Governance Guidelines, including amendments, for approval by the Board;

•	monitoring the effectiveness of the Board;

•	evaluating and making recommendations to the Board about corporate governance policies and practices; and

•	providing consultation or assistance to the Board on other corporate governance matters that may be referred by the Board from time to time.

The Governance Committee has incorporated its policies on the nomination process for directors into the Governance Guidelines. See “Proposal #1—Election of Directors” later in this proxy statement.

Risk Committee

The Risk Committee is currently comprised of six independent directors: Kris A. Robbins (Chair), Robin C. Beery, Kevin C. Gallagher, L. Joshua Sosland, Dylan E. Taylor and Leroy J. Williams, Jr. All of the members served on the Risk Committee throughout all of 2017, with the exception of Messrs. Sosland and Taylor who were appointed in April 2017. In addition, Nancy Buese served on the Risk Committee until her resignation from the Board in April 2017.

Among the Risk Committee’s primary functions are the following:

•

approving and periodically reviewing the Enterprise Risk Management Policy, including statements of risk appetite, and adapting the Enterprise Risk Management Policy when and as appropriate to changes in UMB’s structure, risk profile, complexity, activities, or size;

•	overseeing the operation of UMB’s global risk-management framework commensurate with UMB’s structure, risk profile, complexity, activities, and size;

•	ensuring that UMB’s global risk-management framework includes:

¡	appropriate policies and procedures establishing risk-management governance, risk-management procedures, and risk-control infrastructure for UMB’s global operations,

¡

appropriate processes and systems, such as strategic risk assessments and key risk indicators, for identifying and reporting risks and risk-management deficiencies (including in connection with emerging risks) and for ensuring effective and timely implementation of actions to address emerging risks and risk-management deficiencies for UMB’s global operations,

¡	appropriate processes and systems for establishing managerial and employee responsibility for risk management,

¡	appropriate processes and systems for ensuring the independence of the risk management function,

¡	appropriate processes and systems for integrating risk management and associated controls with management goals and UMB’s compensation structure for its global operations,

¡	appropriate processes and systems for conducting internal loan reviews according to annual or other periodically established plans, and

¡

appropriate processes and systems for otherwise implementing and monitoring compliance with UMB’s policies and procedures establishing risk management governance, risk management procedures, and risk-control infrastructure for its global operations;

•

receiving and reviewing reports from the Chief Risk Officer, the officer in charge of the internal loan-review function, the Asset and Liability Committee, the Credit Committee, and the Enterprise Risk Committee;

•	receiving and reviewing examination reports and other communications from regulatory agencies that supervise or otherwise exercise authority over UMB or any of its subsidiaries; and

•	ensuring that appropriate resources of UMB are allocated to its global risk-management framework.

Attendance at Board Meetings, Committee Meetings, and Annual Meetings of Shareholders

The Board met five times in 2017, and the independent directors met in executive session chaired by the Lead Director four times. In addition, during the year, the Audit Committee met five times and took action one time by unanimous written consent, the Compensation Committee met six times and took action one time by unanimous written consent, the Governance Committee met three times, and the Risk Committee met four times.

Each director attended at least 75% of the aggregate of the total number of meetings held in 2017 by the Board during the period when the director was serving in that capacity and the total number of meetings held in 2017 by all applicable Committees during the period when the director was serving on those Committees.

Under the Governance Guidelines, directors are strongly encouraged to attend the annual meeting of shareholders in order to provide an opportunity for informal communication between directors and shareholders and to enhance the Board’s understanding of shareholder priorities and perspectives. Eleven of the directors who sat on the Board at the time of the 2017 annual meeting of shareholders, and the two director nominees who were subsequently elected to the Board, were present at that meeting. Nancy Buese was not present at the 2017 annual meeting of shareholders.

Communications with the Board of Directors

Under the Governance Guidelines, if any shareholder wishes to communicate with the Board or individual directors, the communication must be in writing, addressed to the Board or the director, and delivered to the following address: UMB Financial Corporation, c/o the Corporate Secretary and the Chair of the Corporate Governance & Nominating Committee, 1010 Grand Boulevard, Kansas City, Missouri 64106. The Secretary will acknowledge the communication and will provide the Chair of the Board and the Chair of the Governance Committee with a copy or a summary. Any or no action may be taken in response to the communication as is judged to be necessary or appropriate and consistent with applicable law. Any director may review a log of all communications that have been received by the Secretary and addressed to the Board or individual directors and may obtain from the Secretary a copy of those communications. Any communication from a shareholder that expresses a concern about any accounting, financial reporting, or internal control matter will be promptly conveyed to the Chair of the Audit Committee and will be addressed consistent with the processes and procedures adopted by the Audit Committee.

Transactions with Related Persons

Statement of Policy and Process

We have adopted a written Statement of Policy and Process (the “Statement of Policy and Process”) that requires the Audit Committee to review and to approve or ratify any related person transaction, other than one involving compensation that is reviewed and addressed by the Compensation Committee.

A “related person transaction” under the Statement of Policy and Process is an existing or currently proposed transaction or series of similar transactions where (1) UMB or any of its subsidiaries was or will be a participant, (2) the amount involved exceeds $120,000, and (3) any related person had or will have a direct or indirect material interest. Related person transactions include any existing or currently proposed transaction or series of similar transactions for which disclosure under Item 404(a) of SEC Regulation S-K is mandated. The term “related person” under Item 404(a) means, at the applicable time, (a) any director or executive officer of UMB, (b) any nominee to the Board, (c) any beneficial owner of more than 5% of UMB stock, and (d) any immediate family member (as defined in Item 404) of any of those directors, executive officers, nominees, or beneficial owners. An indirect material interest can arise from a related person’s position or relationship with a firm, corporation, or other entity that engages in a transaction with UMB (excluding any interest arising only from the person’s position as a director of such an entity, the person’s direct or indirect attributed ownership of less than a 10% equity interest in such a corporate or similar entity, or the person’s position as a limited partner with less than a 10% direct or indirect attributed interest in such a partnership entity).

No review, approval, or ratification, however, is required under the Statement of Policy and Process for a transaction (i) where the rates or charges involved are determined by competitive bids, (ii) involving the rendering of services as a common or contract carrier or a public utility at rates or charges fixed in conformity with law or governmental authority, (iii) involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services, (iv) where the interest of the related person arises solely from the ownership of UMB stock and all holders of UMB stock receive the same benefit on a pro rata basis, or (v) involving indebtedness extended by any of UMB’s banking or broker-dealer subsidiaries if the extension of credit was made in the ordinary course of business, was made on substantially the same terms as those prevailing at the time for comparable transactions with unrelated persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

Key personnel in businesses and operations of UMB or its subsidiaries that could possibly engage in related person transactions are responsible for monitoring and reporting to the General Counsel any existing or contemplated transaction that may be covered by the Statement of Policy and Process. The General Counsel will review this and other appropriate information, will inform the Audit Committee of any transaction that may require review, and will provide the Audit Committee with the information necessary to conduct the review. If any transaction is executed without the Audit Committee’s prior approval and the Audit Committee decides not to ratify it, UMB’s management will be directed by the Audit Committee to rescind or terminate the transaction as promptly and on as favorable of terms as feasible.

No member of the Audit Committee or the Compensation Committee participates in any review or consideration of any related-person transaction involving the member, the member’s immediate family, or a related entity.

Under the Statement of Policy and Process, when considering whether to approve or ratify a related-person transaction, the Audit Committee will consider (A) the terms of the transaction, (B) whether consummation of the transaction is consistent with the best interests of UMB and its shareholders, (C) the benefits likely to accrue to UMB, (D) the extent of the related person’s interest in the transaction, (E) whether the transaction presents a heightened risk of conflicts of interest, an improper valuation or the perception of such a conflict or improper valuation, (F) any impact that the transaction may have on a director’s independence, (G) the availability of comparable products or services from sources other than the related person, (H) whether the transaction is on terms no less favorable than those generally available to an unaffiliated third party under the same or similar circumstances or on terms comparable to those provided to UMB’s employees generally, and (I) whether UMB is obtaining products or services of a nature, quantity, or quality or on other terms that are not readily available from alternative sources.

Transactions Since January 1, 2017

The Audit Committee has reviewed and approved the following transactions since January 1, 2017:

•

For more than 20 years, the Bank has leased from Pioneer Service Corporation (“Pioneer”) one or more commercial billboards in the Kansas City metropolitan area and has used these billboards exclusively for the Bank’s purposes. Approximately 89% of the stock of Pioneer is collectively owned by Alexander C. Kemper, J. Mariner Kemper, and members of their immediate families and related entities. Each of these named individuals also serves or served as an executive officer of Pioneer. In December 2015, the Company and Pioneer executed a lease, extending the term of the lease through the end of 2018. The annual rental rate under the lease is $110,000. We made lease payments of $110,000 to Pioneer during 2017, and expect to make lease payments of $110,000 in 2018. UMB intends to evaluate the arrangement to determine whether it will request extension of the lease. Any renewal of the lease will be approved by the Audit Committee.

•

In September 2015, UMB Fund Services, Inc. (“UMBFS”) executed an agreement to provide administration, fund accounting, and investor recordkeeping services to an investment company affiliated with Pollen, Inc., which does business as C2FO (“C2FO”). Director Alexander C. Kemper is the Chairman and Chief Executive Officer of C2FO and, together with members of his immediate family and related entities, owns approximately 19% of the stock of C2FO. The services provided under the agreement once the investment company’s operations commence are substantially the same as those routinely provided by UMBFS to similarly structured clients, and the asset-based and fixed fees to be charged by UMBFS represent its standard compensation for services to similarly structured clients. The agreement has an initial term of three years and will automatically renew for additional one-year terms unless either party provides notice of termination. Payments made to UMBFS during 2017 under the agreement totaled less than $40,000. Amounts billed by UMBFS for the first quarter of 2018 totaled less than $10,000.

The Audit Committee also has recognized that many of UMB’s related persons have engaged in credit or other banking transactions with one or more of UMB’s banking or broker-dealer subsidiaries in the ordinary course of the subsidiary’s business. Each transaction was executed on substantially the same terms as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features.

In addition, since 2017, the Compensation Committee has reviewed and approved the compensation for Heather K. Miller, the sister of J. Mariner Kemper and Alexander C. Kemper. Ms. Miller is the Chief Marketing Officer for UMB. Ms. Miller’s compensation in 2017 totaled $380,654, which included (1) $203,654 in salary, (2) $77,000 under the 2016 Short-Term Program, and (3) grants under the 2017 Long-Term Program that were valued at $100,000 on the grant date. Ms. Miller’s salary effective March 26, 2018, will be $210,000, and in 2018 she has been awarded: (a) $119,823 under the 2017 Short-Term Program and (b) awards under the 2018 Long-Term Program that were valued at $102,500 on the date the award was determined.

There has been no transaction since January 1, 2017, that is required to be reported under Item 404(a) but that did not require review and approval or ratification under the Statement of Policy and Process or for which the Statement of Policy and Process was not followed.

2017 DIRECTOR COMPENSATION

For their service on the Board during 2017, non-employee directors received an annual retainer of (1) $40,000 in cash and (2) fully vested UMB stock having a value equal to $45,000 on the grant date, each prorated for the portion of the year served as director. No separate fee is paid for attendance at meetings of the Board. Directors who are also employees of UMB receive no separate compensation for serving on the Board.

In addition, for 2017, the Lead Director received an annual retainer of $30,000 in cash, prorated for the portion of the year as Lead Director. The Chairs of the Audit Committee and the Risk Committee received annual retainers of $14,000 in cash, and the Chairs of the Compensation Committee and the Governance Committee received annual retainers of $7,000 in cash. All annual retainers for Committee Chairs were prorated for the portion of the year served as the Chair of a Committee. Members of the Audit Committee received $2,000 in cash for each Committee meeting attended, and members of the Compensation Committee, the Governance Committee, and the Risk Committee each received $1,000 in cash for each Committee meeting attended.

The total compensation received by UMB’s non-employee directors for 2017 is reflected in the following table:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Robin C. Beery	62,525	44,949	107,500
Nancy K. Buese	42,545	44,949	53,750
Terrence P. Dunn	48,545	44,949	59,750
Kevin C. Gallagher	54,025	44,949	99,000
Greg M. Graves	69,025	44,949	114,000
Alexander C. Kemper	40,025	44,949	85,000
Gordon E. Lansford	29,557	-	63,250
Timothy R. Murphy	48,025	44,949	93,000
Kris A. Robbins	68,025	44,949	113,000
L. Joshua Sosland	46,025	44,949	91,000
Dylan E. Taylor	25,057	-	58,750
Paul Uhlmann, III	48,025	44,949	93,000
Leroy J. Williams, Jr.	50,025	44,949	95,000

(1)	These are the total fees earned during 2017, including an amount equal to the stub cash portion of the equity retainer for 2017 that was paid during 2018.

(2)

Amounts reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Information about the assumptions made in the valuation of equity awards is included in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 22, 2018, under the heading “Accounting for Stock-Based Compensation,” in Note 1, Summary of Significant Accounting Policies, and in Note 11, Employee Benefits. The amount includes only the equity retainer earned in 2016 and issued on January 27, 2017. The equity retainer for 2017 was granted on January 26, 2018.

PROPOSAL #1—ELECTION OF DIRECTORS

Number of Directors

The Governance Committee periodically evaluates whether a larger or smaller number of seats on the Board would enhance the Board’s effectiveness and makes recommendations to the Board as appropriate. In assessing the size of the Board, the Governance Committee and the Board consider the need for particular talents or other qualities, the benefits associated with a diversity of perspectives and backgrounds, the availability of qualified candidates, the workloads and needs of Committees, and other relevant factors.

The Board currently has 12 seats. The Board believes that this size is appropriate based on UMB’s present circumstances. All seats on the Board are up for election at the Annual Meeting for terms ending at the 2019 annual meeting of shareholders or until a director’s earlier death, resignation or removal.

Nomination Process

The Governance Committee is responsible for periodically reviewing and recommending to the Board the desired characteristics of directors and the optimal composition of the Board as a whole.

The Governance Committee may consider existing directors for renomination and may use search firms or other resources to identify other potential director candidates. The Governance Committee also considers potential director candidates who are recommended by shareholders in compliance with applicable law and our Bylaws. Any recommendation by shareholders must include the potential director candidate’s name, biographical information, and qualifications and must be submitted in writing to the Corporate Governance & Nominating Committee, UMB Financial Corporation, Attention: Corporate Secretary, 1010 Grand Boulevard, Kansas City, Missouri 64106. The Governance Committee uses the same criteria to evaluate all potential director candidates regardless of how they have been identified.

In recommending and nominating director candidates, the Governance Committee and the Board consider the following to be minimum qualifications:

•	The candidate should be an individual of the highest character and integrity and should have an inquiring mind, vision, a willingness to ask hard questions, and the ability to work well with others.

•	The candidate should have a personal and professional reputation that is consistent with the image and reputation of UMB.

•

The candidate should be free of any relationship or conflict of interest that is inconsistent with applicable law or that would interfere with the proper exercise of the fiduciary duties of a director.

•	The candidate should be willing and able to devote sufficient time and attention to the affairs of UMB and to diligently fulfill the responsibilities of a director.

•	The candidate should have the capacity and desire to represent the balanced and best interests of the shareholders as a whole.

The Governance Committee and the Board also give weight to other factors that are expected to enhance the effectiveness of the Board and its Committees. Among these are diversity—including in terms of geographic region, professional or business experience, gender, race, national origin, and specialized education or expertise—and particular talents, relationships, or other qualities that are likely to contribute in a meaningful way to increasing the fundamental value of UMB and creating long-term value for shareholders. Although the Governance Committee and the Board do not have a specific policy in place for the consideration of diversity, they assess it regularly in connection with all of the factors that are considered above.

The Governance Committee and the Board take into account as well the evolving needs of UMB based on its strategic direction, business segments, growth objectives, risk appetites, geographic footprint, and tradition of providing the unparalleled customer experience.

The effectiveness of these processes and policies are assessed by the Governance Committee in connection with its periodic evaluation of the Board’s and each Committee’s performance as contemplated by the Governance Guidelines.

Nominations

The Governance Committee has recommended, and the Board has nominated, the slate of 12 director nominees identified below for election to the Board for terms ending at the 2019 annual meeting of shareholders, or until a director’s earlier death, resignation or removal. All of the nominees currently serve as Directors and have been nominated for re-election based on their qualifications and performance throughout 2017. Each of the director candidates has agreed to be nominated and, if elected, to serve as a Director. We do not anticipate that any nominee will become unavailable for election, but under our Bylaws, the shares represented by proxy and voting for any nominee who unexpectedly becomes unavailable prior to the election will be voted instead for a substitute candidate nominated by the Board. We are not aware of any arrangements or understandings between the nominees and any other person pursuant to which such persons were selected as a director or nominee.

Name	Age	Positions or Offices with UMB	Director Since
Robin C. Beery	50	Director	2015
Kevin C. Gallagher	49	Director	2007
Greg M. Graves	60	Director	2003
Alexander C. Kemper	52	Director	1992
J. Mariner Kemper	45	Chair, President, CEO, and Director	2004
Gordon E. Lansford	47	Director	2017
Timothy R. Murphy	62	Director	2016
Kris A. Robbins	59	Director	2000
L. Joshua Sosland	57	Director	1998
Dylan E. Taylor	47	Director	2017
Paul Uhlmann III	67	Director	2000
Leroy J. Williams, Jr.	53	Director	2016

Director Qualifications

Our directors are responsible for exercising their business judgment to oversee and direct the diverse array of businesses and affairs of UMB. The Board reviews, approves, and advises management on business strategies, significant corporate actions, and major transactions and also reviews assessments of and advises management on significant risks and issues facing UMB. In addition, the Board exercises oversight over the processes that are designed to ensure the integrity of UMB’s actions.

The Governance Committee is dedicated to assembling a Board that excels in fulfilling these responsibilities, exercises independent leadership and oversight of management, and operates in a cohesive and effective manner. In identifying and recommending director candidates, the Governance Committee remains mindful as well of the evolving needs of UMB based on its strategic direction, business segments, growth objectives, risk appetites, geographic footprint, and tradition of providing the unparalleled customer experience.

The Governance Committee believes that each existing director brings applicable talents, relationships, professional or business experience, specialized education or expertise, and other qualities to UMB and that all of the existing directors together form a robust Board that meaningfully contributes to increasing the fundamental value of UMB and creating long-term value for shareholders.

Skills Matrix

The Board continually identifies key qualifications, attributes, skills and experiences that are important to be represented on the Board as a whole, particularly given UMB’s current needs and priorities, and future planning. The following tables summarize certain of these key qualifications, attributes, skills and experiences, and identify directors possessing the same.

Experience, Expertise or Attribute	Importance
Executive Leadership (“Leadership”)

UMB believes that those who have held significant executive leadership roles bring a unique perspective to board service. Generally, these individuals possess a plethora of important leadership qualities, including strategic planning skills, practical application of risk analysis, the ability to problem solve in even the most difficult of circumstances, and the ability to make highly impactful, definitive decisions.

Finance/Financial Services and Banking (“Finance”)

As a publicly traded, highly regulated bank holding company with bank and non-bank subsidiaries, an understanding of finance, the financial services industry and banking is an extremely important component of our Board.

Corporate Governance (“CG”)

The rules, responsibilities and obligations governing UMB, and its subsidiaries, create a framework from within which UMB operates and executes its strategic mission. As such, they create an important backdrop to every board discussion, decision and plan.

Regulatory (“Reg”)	Given the highly regulated areas in which UMB resides, and given further their impact on the ability to plan and execute on large strategic initiatives, regulatory experience on the Board is valuable.
Technology and/or Information Security (“IT/IS”)

UMB believes that technology and information security are two of the largest areas of risk that most companies, and particularly banks, face in today’s world. Changes in one or both areas in a company can significantly impact not only day-to-day operations, but also strategic planning, the customer experience and reputational pedigree. UMB, like many companies, places heavy emphasis on technology and information security experience.

Experience, Expertise or Attribute	Importance
Risk Management (“Risk”)

Risk management plays an integral role in all facets of UMB’s decision-making and strategic planning. Failure to appropriately identify, anticipate or plan for, and respond to, material risks could have a meaningful, detrimental impact to UMB. Accordingly, directors with practical risk management experience are particularly important to UMB.

Mergers and Acquisitions (“M&A”)

UMB is continuously evaluating its business strategies, which includes the best and smartest paths towards growth, new products and longevity. Board members with experience in mergers and acquisitions can help UMB formulate, plan for, and execute upon, its long-term strategic goals.

Business Operations/Strategic Planning (“BO/SP”)

The practical, solutions-oriented experience that comes with business operations and the planning, implementation and maintenance of strategic activities provides a valuable backdrop for the performance of Board activities. Accordingly, UMB seeks and values directors with experience in a variety of business operations and strategic planning.

Diversity (“Div”)	UMB recognizes that board diversity, including of gender, race, experience, background, and thought creates a more balanced, inclusive, and better prepared decision-making body.

Experience, Expertise or Attribute	Leadership	Finance	CG	Reg	IT/IS	Risk	M&A	BO/SP	Div
Robin C. Beery	●	●	●	●		●	●	●	●
Kevin C. Gallagher	●	●					●	●
Greg M. Graves	●		●		●		●	●
Alexander C. Kemper	●	●	●	●	●	●	●	●
J. Mariner Kemper	●	●	●	●	●	●	●	●
Gordon E. Lansford	●	●	●		●	●	●	●
Timothy R. Murphy	●						●	●
Kris A. Robbins	●	●	●	●	●	●	●	●
L. Joshua Sosland	●					●
Dylan E. Taylor	●	●		●	●		●	●
Paul Uhlmann III	●	●	●					●
Leroy J. Williams	●	●	●	●	●	●	●	●	●

Robin C. Beery

Ms. Beery served as Executive Vice President, Head of US Distribution, for Janus Capital Group, a publicly traded asset-management company headquartered in Denver, Colorado, from September 2009 until her retirement in August 2014. She also was the CEO and President of the Janus Mutual Funds during that period and was a member of the Janus Executive Committee from 2003 to 2014. In her capacity leading US Distribution, Ms. Beery had direct oversight of sales, client service, product, marketing, and corporate communications. Previously, from April 2003 to September 2009, she served as Executive Vice President, Chief Marketing Officer, for Janus Capital Group. She was the President of the Janus Foundation from 2000 to 2014, overseeing the firm’s philanthropic endeavors and community relations. She is currently an independent director and member of the board of trustees for the Hartford Multi-Factor Exchanged-Traded Funds Trust and Hartford Exchanged-Traded Funds Trust, and since May of 2017, the Hartford Mutual Funds Trust, with fiduciary oversight of the underlying mutual funds and exchange-traded funds. She has specialized knowledge of mutual funds and alternative products and deep expertise in portfolio management, financial-services distribution, brand strategy, and reputation management.

Kevin C. Gallagher

Mr. Gallagher is currently the Chief Executive Officer of Little Pub Holdings, LLC, Denver, Colorado, which is an owner/operator of 23 neighborhood pubs and restaurants, a position he has held since 2009. He also serves as the Chairman of West Creek Partners, LLC, a private investment firm, and, since 2015, Mr. Gallagher has held the position of Chairman of Gallagher Industries, LLC, a private holding company of lower middle-market industrial companies. He has entrepreneurial experience and marketing experience gained from serving as chief executive officer of a large complex diversified operation with companies in both the manufacturing and service industries. He also brings to the Board community-relations experience and experience in investments, mergers, and acquisitions.

Greg M. Graves

Mr. Graves previously served as Chairman and Chief Executive Officer of Burns & McDonnell, a consulting engineering company headquartered in Kansas City, Missouri, with offices and operations throughout the United States, until his retirement in December 2016. Prior to being named Chairman, he served as the President and Chief Executive Officer from October 2003 until December 2008; from January 2003 through October 2003, he served as the President and Chief Operating Officer. He served as General Manager of that company’s Energy Division from November 1997 through June 2001 and as President of its Energy Group from July 2001 through December 2002. Mr. Graves’s experience as chief executive officer of a large engineering company, with multiple offices and projects located throughout the United States and abroad, gives him leadership skills and growth management skills. He also has human-resources experience gained through his management of a large number of professionals and managers.

Alexander C. Kemper

Mr. Kemper, a brother of J. Mariner Kemper, is the Chairman of the Collectors Fund, a private-equity fund focused on alternative asset classes. He is also the founder, Chairman and Chief Executive Officer of C2FO, a leading provider of payment-optimization technology and cash-flow solutions for corporations. Prior to founding the Collectors Fund and C2FO, Mr. Kemper founded and served as the Chairman and Chief Executive Officer from March 2000 to mid-2006 of Perfect Commerce, Inc. (formerly eScout LLC), a provider of supplier relationship-management technology. Mr. Kemper is a board member of AXA Art USA (Parent NYSE: AXA) and Sipvine. Prior to March 2000, he served as the President of UMB from 1995, as the Chief Executive Officer of UMB from July 1999, as the Chief Executive Officer of the Bank from January 1996, and as the Chairman and Chief Executive Officer of the Bank from January 1997. Mr. Kemper also serves as a director, the chairman of the compensation committee, and a member of the audit committee and the governance committee for NIC Inc. (NASDAQ: EGOV). In 2008, Mr. Kemper became a director of the BATS Exchange and served on its executive committee, regulatory oversight committee, and compensation committee. Since 2016, Mr. Kemper also served as the chairman of the BATS compensation committee. After BATS was acquired by the Chicago Board Operations Exchange, he continued to serve in the foregoing capacities until his retirement from the board in December 2017. Because of Mr. Kemper’s prior experience as the Chief Executive Officer of UMB and as chief executive officer and founder of multiple start-up companies, he brings entrepreneurial experience in managing growth, marketing skills, operations and investment experience, and information-technology skills and experience to the Board.

J. Mariner Kemper

Mr. Kemper, a brother of Alexander C. Kemper, has served as the Chairman and Chief Executive Officer of UMB since May 2004 and as the President of UMB since November 2015. He was the Chairman and Chief Executive Officer of the Bank between December 2012 and January 2014, the Chairman of UMB Bank Colorado, n.a. (a prior subsidiary of UMB) between 2000 and 2012, and the President of UMB Bank Colorado, n.a. from 1997 to 2000. As the Chairman and Chief Executive Officer of UMB for the past 13 years, Mr. Kemper brings to the Board skills in leadership, consensus building, and the implementation of UMB’s key strategies. He has detailed knowledge of UMB’s key business and operational strategies and branding and possesses operations experience and knowledge of every aspect of UMB’s business. He also has specialized knowledge of the investments, banking, and financial-services industries as well as extensive community-relations experience, with involvement in civic and business organizations in Kansas City and Colorado.

Gordon E. Lansford

Mr. Lansford has served as President and Chief Executive Officer of JE Dunn Construction Company, a national commercial contractor headquartered in Kansas City, Missouri, since January 2014. Prior to being named as President and CEO, he served as Chief Financial Officer from 1998 to December 2013, and before then, he served as the Director of Internal Audit. Prior to his employment with JE Dunn, Mr. Lansford was employed by KPMG, LLP as a Certified Public Accountant. Mr. Lansford was previously a member of the board of directors for the Bank until January 2016, when that board’s membership was consolidated with that of the Company’s. Mr. Lansford has relevant experience overseeing operations, finance, legal, risk management, investments, human resources and information technology.

Timothy R. Murphy

Mr. Murphy has been the Executive Chairman of Murphy-Hoffman Company (“MHC”) since January 2017, holding responsibilities associated with company oversight and strategic growth initiatives. Prior to this time, and beginning in 1989, Mr. Murphy served as the Chief Executive Officer. MHC is a large, privately-owned heavy and medium duty truck dealer in North America. In addition, Mr. Murphy has served on numerous supplier councils to the trucking industry, including two terms as Chairman of the North American Kenworth Dealer Council. Mr. Murphy brings significant organizational, business expertise, including specialized knowledge of UMB, having served as a board member for the Bank from 1999 through January 2016.

Kris A. Robbins

Mr. Robbins was previously employed by Security Benefit Corporation (“Security Benefit”) and its companies from 1997 until his retirement in February 2010, serving as its Chief Executive Officer for over 10 years, and as Chairman and CEO for 6 years. During his tenure, Security Benefit managed over $40 billion in assets and provided annuities, mutual funds, exchange-traded funds, retirement plans, and business-processing services throughout the United States. Following his retirement from Security Benefit, Mr. Robbins co-founded and is currently the Chief Executive Officer of a short duration, specialty asset investor involved in liens, finance and factoring, Clearleaf Finance, and its servicing arm, Purestone Loan Services. He also provides private-equity, angel-investment, and advisory services through KARobbins LLC. Mr. Robbins once served on the board and chaired the audit committee of Compliance Assurance Corporation (PA) until its sale in November 2012 to Stone River Risk and Compliance. Mr. Robbins also served on the board and audit committee of Key Health from April 2011 through 2015. Mr. Robbins brings to the Board financial literacy skills, developed in over 30 years of professional experience and education in accounting and financial management. In addition, he has significant experience and knowledge relating to operations, investments, risk and capital management, gained from his leadership of large, highly regulated financial-services business that had significant growth and changes in products (including public company experience). Mr. Robbins provides specialized industry knowledge in key areas of investments, risk management, and insurance as well.

L. Joshua Sosland

Mr. Sosland has served as the President of Sosland Publishing Co., Kansas City, Missouri, since July 2015 and Vice President of Sosland Companies, Inc., Kansas City, Missouri, since 1993. Established in 1922, the Sosland Companies are primarily engaged in trade publications for the baking, flour-milling, and food-processing industries. Mr. Sosland has also served as editor of Milling & Baking News since 2000 and editor of Food Business News since 2004. Mr. Sosland contributes significant investment experience and expertise, as well as board and governance expertise, with almost 20 years of service on our Board and several years of service on the trust policy committee of the Bank. The economic analytical skills developed from his formal education, as well as his publishing experience covering and analyzing the food-processing industry, enable him to provide valuable analyses of investment and acquisition activities. Through his many years of service on and prior leadership of the Board’s compensation committee, Mr. Sosland also has detailed knowledge of the development and implementation of UMB’s executive incentive-compensation plans.

Dylan E. Taylor

Mr. Taylor has served as the President of Colliers International, a global real estate services firm, since June 2015. Prior to being named President, Mr. Taylor served as Global Chief Operating Officer beginning in July 2014, and from July 2009 until July 2014, he served as the Chief Executive Officer of the Americas. In his current role, Mr. Taylor oversees the company’s operations in over 65 countries, constituting 16,000 employees in 504 offices. From October 2005 until July of 2009, Mr. Taylor was the President, Global Client Services for Grubb & Ellis, where he oversaw over 12 separate business units in six countries. In addition, from September 2010 until December 2017, Mr. Taylor served as a director for the Jackson Series Variable Trust, a mutual fund subject to the Investment Company Act of 1940. Mr. Taylor brings valuable expertise in the areas of real estate markets and trends, national and international management, mergers and acquisitions, and operational integration and efficiencies.

Paul Uhlmann III

Mr. Uhlmann has served as the President and Chief Executive Officer of The Uhlmann Company, a Kansas City, Missouri, a grocery-products company, since 1997. He brings to the Board operations experience and business-analytical skills, both from his formal education and through his management of a privately held food manufacturing and distribution company. He has extensive governance experience and contributes valuable community-relations skills gained from his leadership of community social and philanthropic organizations and has served on the Board since 2000.

Leroy J. Williams, Jr.

Mr. Williams is the founder and Chief Executive Officer of CyberTekIQ, LLC, a consulting firm which partners with clients to maximize business performance through smart technology investments and the deployment of information security best practices, a position he has held since October 2016. He previously served as the Global Chief Information Officer of Ball Corporation (NYSE: BLL) from May 2005 until July 2016. Mr. Williams brings to the Board over 25 years of experience in managing technology innovation that is designed to maximize business returns across multiple industries, including in the manufacturing, public-sector, telecommunications, and financial-services industries. Mr. Williams also brings to the Board valuable expertise in the areas of cybersecurity and enterprise risk management and experience in managing large, complex transformational efforts on a global scale.

The Board recommends that shareholders vote FOR the election of each of the 12 nominees to our Board.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes the material elements of our compensation program for our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”), our three other most highly-compensated Executive Officers as of December 31, 2017 (collectively, such Executive Officers included in the Compensation Discussion and analysis are referred to as the “Named Executive Officers” or “NEOs”). This Compensation Discussion and Analysis also describes our compensation program for Andrew Iseman, who served as the Chairman, CEO and President of Scout Investments, Inc. (“Scout”) and an Executive Officer of the Company until the sale of Scout in November 2017.

Our Named Executive Officers for 2017 were:
J. Mariner Kemper	Chairman, CEO and President
Michael D. Hagedorn	Vice Chairman of the Company, President, and CEO of UMB Bank, n.a.
Ram Shankar	Current CFO
Andrew J. Iseman	Chairman, CEO and President of Scout
Thomas S. Terry	Chief Lending Officer for UMB Bank, n.a.
Kevin M. Macke	Executive Vice President of Operations

This Compensation Discussion and Analysis also describes relevant actions involving the compensation of the NEOs since the end of 2017 until the date of this proxy statement.

Executive Summary

The Compensation Committee oversees our compensation program for our executive officers, including our NEOs. The program is designed to emphasize performance-based compensation based on both on individual performance and Company results.

2017 Business Highlights

2017 was a year of significant progress for UMB as we recognized record setting net income, and continued our commitment to efficiency and financial discipline. Highlights for 2017 include:

•	Earnings Growth. We delivered record net income from continuing operations of $183.0 million or $ 3.67 per common share (fully diluted), an increase of 19.1% over 2016;

•	Loan Growth. Our average loan balances increased 7.1% during 2017 to $11.1 billion;

•	Asset Growth. Our total average assets for the year exceeded $20 billion for the first time;

•	Dividend Growth. We increased our dividend 5.1%;

•	Asset Quality. Our net charge-offs as a percentage of average loans were 0.30%; and

•	Increased Efficiency. Our efficiency ratio improved from 69.55% to 68.90%.

Objectives of Our Compensation Program

The Compensation Committee considers the following goals and objectives when structuring our executive compensation program and in making individual compensation decisions:

•

Compensation should reward superior performance. Our compensation program should motivate our Executive Officers to perform consistently at high levels. The performance standards used in our short-term and long-term incentive programs should be challenging, but fair, to the Executive Officers.

•

Incentive compensation should reward consistent and sustained performance over the long-term. A substantial amount of compensation should vest over multi-year performance periods that are designed to align the interests of the executive officers and shareholders. We believe this focus on longer performance periods also helps promote retention and business continuity amongst the Executive Officers.

•

Incentive compensation should emphasize forward looking performance. A substantial amount of compensation for Executive Officers should be equity based compensation. We believe equity compensation aligns management and shareholder interests and promotes increased shareholder value.

•

Compensation levels should be competitive to ensure we attract and retain a highly qualified management team to lead and grow the Company. We rely on an experienced and highly-talented management team to lead the Company. To promote continued growth and success, we also have to develop a strong bench of executives that are ready meet the needs of the future. To do this, our compensation program must be competitive with our peer group and the industry, allowing us to attract and retain talent that is capable of meeting current and future needs.

•

Incentive compensation should avoid excessive or disproportionate risks. Our incentive compensation practices are designed to appropriately balance risk and reward and to avoid excessive or disproportionate risks.

•

Incentive compensation should encourage stewardship of UMB as a whole. Our Executive Officers are encouraged to focus on the performance of the Company as a whole as well as their individual business or functional lines. To this end, our incentive compensation includes both company-wide and individual goals, promoting an “us” mentality when it comes to performance.

•

Compensation opportunities should be cognizant of individual incentives and circumstances. Our Executive Officers have various levels of performance, leadership, expertise, responsibilities, and experience. Our compensation program seeks to be flexible enough to recognize these differences and reward those Executive Officers that perform at higher levels.

•

Compensation opportunities should focus on qualitative standards in addition to metrics. While the vast majority of our compensation is tied to quantitative metrics, the Compensation Committee reserves the right to consider factors besides the numbers when making compensation decisions.

Compensation Best Practices

What We Do	What We Don’t Do
We Pay for Performance: The majority of our executive compensation is variable and is closely tied to both individual performance and the financial performance of the Company.	No Hedging or Short Selling: Our NEOs are prohibited from engaging in short selling or hedging activities.

We have Strong Stock Ownership Guidelines: Our CEO is required to hold Company common stock with a value equal to six times his base salary and our other NEOs must hold Company common stock equal to three times their base salary.

No Stock Option Repricing: Our long-term incentive compensation plan prohibits repricing of stock options without shareholder approval.

We Have a Robust Claw-Back Policy: We have the ability to claw back any payments that were predicated on achieving certain financial results in the event of a material negative restatement of financial results.

No Employment Agreements: We generally do not enter into long-term employment contracts with our Executive Officers.

We Perform an Annual Assessment of Incentive Compensation Risk: The Compensation Committee reviews our incentive compensation programs annually to ensure that the programs strike an appropriate balance between risk and reward.

No Excessive Perquisites: We offer our NEOs modest perquisites which accounted for a minimal amount of each NEO’s compensation during 2017.

Components of Executive Compensation

During 2017, our compensation program consisted of five fundamental components: (1) base salary, (2) short-term incentive compensation, (3) long-term incentive compensation, (4) discretionary cash bonuses, and (5) other benefits and perquisites, as follows.

Compensation Component	Component Elements	Purpose
Base Salary	• Bi-weekly cash payments	• To attract and retain NEOs • To provide a fixed base annual compensation that is market-competitive with other similarly situated financial institutions
Short-Term Incentive Compensation	• Annual cash awards based on the achievement of annual performance goals and the profitability of the Company and/or business unit	• To motivate the NEOs to exceed annual performance goals • To align the interests of the NEOs with the interests of the shareholders
Long-Term Incentive Compensation	• Service-based restricted stock • Performance-based restricted stock • Non-qualified stock options

•  To promote retention and align the interests of NEOs with the interests of the shareholders by encouraging forward-looking balanced risk-taking, increasing the value for shareholders over the long-term

Compensation Component	Component Elements	Purpose
Cash Bonuses	• One-time cash payments	• Very limited use • To retain key leaders critical to business continuity and succession planning • To recognize exceptional performance
Other Benefits and Perquisites	• Tax preparation assistance • Relocation allowances • Auto allowance • Country club memberships	• To provide competitive compensation for executive talent

The actual mix of these components varies for each NEO, depending on the Compensation Committee’s evaluation of the NEO’s responsibilities, the percentage of compensation is either contingent on performance or paid out over time (“at risk”). The Compensation Committee, however, believes that the majority of the NEOs compensation should be at risk. The following charts illustrate the allocation of direct target compensation for 2017 for our CEO and the average allocation of direct target compensation for 2017 for all of our other NEOs except Mr. Iseman.

The Role of the Compensation Committee

Each year our Compensation Committee reviews and approves the Executive Compensation Principles of the Company. The Compensation Committee has exclusive authority to determine the compensation of the Company’s Executive Officers and to determine the equity-based compensation of all directors and associates of UMB and its subsidiaries. The Compensation Committee may not delegate this authority to any officer or other associate of UMB or its subsidiaries but has authorized the Chair of the Compensation Committee (as well as any other member of the Compensation Committee designated by the Chair) to approve, on behalf of the entire Compensation Committee, compensation that falls within its exclusive jurisdiction and that is being offered to prospective new hires or certain associates deemed by management to be more likely to terminate employment with the Company. In determining the compensation of our NEOs, the Compensation Committee considers information provided by the compensation consultant and management, and obtained from publicly available information about the companies in our peer group.

The Role of Executive Officers in the Compensation Decisions

Mr. Kemper, as CEO of the Company, and Mr. Hagedorn, as CEO of UMB Bank, with the assistance of our Human Resources Department, review the performance of the other NEOs that report directly to them with the

Compensation Committee and offer recommendations on the amount and mix of their compensation. No Executive Officer participates with the Compensation Committee in its review of that officer’s performance or the Compensation Committee’s determination of that officer’s compensation.

The Role of the Compensation Consultant

Until April 2017, the Compensation Committee utilized Korn Ferry Hay Group, Inc. (“Korn Ferry”) as its independent executive compensation consultant. Korn Ferry supplied the Compensation Committee with advice on our Executive Compensation Principles, assessments of the structure and design of our executive compensation program, comparative peer group and industry data and analyses, updates on regulatory developments, and the amount and mix of compensation for Mr. Kemper in 2017. The Compensation Committee was directly responsible for the appointment, compensation, and oversight of Korn Ferry. Representatives of Korn Ferry attended, in person or by telephone, the January, February and April meetings of the Compensation Committee.

In April 2017, the Compensation Committee engaged McLagan Partners, Inc., an Aon company, (“McLagan”) as its new compensation consultant. In its capacity as the compensation consultant, McLagan advised the Compensation Committee on the structure and design of our executive compensation program, on the restructuring of the Company’s comparative peer group, on regulatory updates, and on the amount and mix of compensation for 2018. Representatives of McLagan attended, in person or by telephone, the July, October, and December meetings of the Compensation Committee.

The Compensation Committee considered the independence factors enumerated in Rule 10C-1(b) of the Exchange Act and NASDAQ Listing Rule 5605(d) before selecting or receiving further advice from Korn Ferry and McLagan. The Compensation Committee did not identify any work of Korn Ferry or McLagan that raised a conflict of interest.

Use of Competitive Data

In performing its duties in 2017, the Compensation Committee relied on various sources of compensation information provided by Korn Ferry. Korn Ferry provided the Compensation Committee with comparative analyses based on (1) proxy data from the peer group approved by the Compensation Committee and (2) industry data from the Korn Ferry Group General Industry Compensation Report. The peer group was selected on the basis of asset size, standard industry classification codes, mix of business lines, annual revenue, market capitalization, employees, and other factors judged by the Compensation Committee to be relevant. The peer group approved and used by the Compensation Committee during 2017 included 17 companies:

BancorpSouth, Inc.	Prosperity Bancshares, Inc.
Bank of Hawaii	Signature Bank (New York)
BOK Financial Corporation	SVB Financial Group
Commerce Bancshares, Inc.	Texas Capital Bancshares, Inc.
Cullen/Frost Bankers, Inc.	Trustmark Corporation
First Citizens BancShares, Inc.	Valley National Bancorp
Hancock Holding Company	Webster Financial Corporation
MB Financial, Inc.	Wintrust Financial Corporation
Old National Bancorp

In October 2017, the Compensation Committee reviewed the above peer group listing with McLagan. McLagan recommended the removal of SVB Financial Group, Signature Bank, First Citizens Bancshares, Wintrust Financial Corporation, Texas Capital Bancshares and Bank of Hawaii. McLagan also recommended the addition of Associate Banc-Corp, Umpqua Holdings, IBERIABANK, Foulton Financial Corporation, Chemical Financial Corporation and First Midwest Bancorp. In making the suggested revisions to the peer group and taking into consideration the impending divestiture of Scout, McLagan attempted to place the Company in a peer group where the Company falls as close to the median in size and scope as possible, where comparators for both pay and performance were generally consistent, and the size of the peer group was large enough to ensure adequate sample sizes for comparisons. The Compensation Committee adopted the changes to the peer group, as suggested by McLagan, for the 2018 compensation cycle.

Executive Compensation for 2017

General Considerations for 2017

Annual compensation decisions, including those for Executive Officers, are primarily made in February after our Board has held its first regular meeting of the year and we have announced earnings and other financial results for the prior year. The Compensation Committee weighed a number of general considerations in setting the compensation of each NEO for 2017. In doing so, the Compensation Committee favored more holistic assessments that took account of both quantitative and qualitative factors.

Base Salary

Base salary provides the NEOs with a market-competitive baseline of cash compensation, generally in the form of fixed bi-weekly payments. The Compensation Committee established the salaries of our NEOs in 2017 by (1) using peer-group or industry data to identify comparative medians and quartiles and (2) adjusting off the median and quartiles to reflect each NEO’s individual performance, strategic value, leadership, responsibilities, competency, and experience.

Annual base salary adjustments for the NEOs, if any, are generally made by the Compensation Committee at its meeting in February. For each NEO other than Mr. Kemper, the Compensation Committee considers the industry market data and the recommendation of the NEO’s manager when making adjustments to base salary. The Compensation Committee retains full discretion to establish the base salary for Mr. Kemper.

In February 2017, the Compensation Committee reviewed the base salaries of our CEO and our other NEOs. Based on this review the Compensation Committee decided to increase the CEO’s base salary by 5% to align his base closer to the median of the peer group for tenured CEOs (greater than 10 years of service). This was the first increase in Mr. Kemper’s base salary since 2014. At the same meeting, the Compensation Committee increased the base salaries of Messrs. Shankar, Hagedorn, Terry and Macke to improve their position relative to market median base salaries, to recognize superior performance, and to provide for retention. The Compensation Committee also decided not to adjust the base salary for Mr. Iseman based on the performance of the business lines that he oversaw.

Base Salary

Name	2016 Base Salary	2017 Base Salary	Percentage Increase

J. Mariner Kemper	$862,110	$905,216	5.0%

Ram Shankar	$350,000	$360,000	2.9%

Michael D. Hagedorn	$475,000	$490,000	3.2%

Andrew J. Iseman	$415,000	$415,000	0%

Thomas S. Terry	$300,000	$325,000	8.3%

Kevin M. Macke	$284,400	$308,000	8.3%

Short-Term Incentive Compensation

Short-term incentive compensation generally takes the form of an annual cash bonus and is used to reward superior performance primarily over the short term either through the Short-Term Incentive Compensation Plan (as adopted by the Board, the “Short-Term Incentive Plan” or “STIP”) or an individual variable award performance program (a “VAPP). Short-term incentive compensation awards are designed to motivate the NEOs to achieve, and exceed, their individual annual performance goals and support the Company’s key strategies. The Compensation Committee believes that these short-term incentive compensation awards align the NEO’s financial interest with the interest of the shareholders, and of the Company, because the awards are tied to the NEO’s performance against established goals and are funded based on the performance of the Company and/or a business line.

Performance Objectives

As a part of the STIP and each VAPP, NEOs are required to establish annual performance objectives. The performance standards and objectives for 2017 were reviewed and approved by the Compensation Committee at its February 2017, meeting. In addition to the Company objectives, the primary performance objectives for each NEO are discussed below:

Named Executive Officer	Performance Objectives
J. Mariner Kemper

Objectives are tied directly to the performance of the Company due to his role and responsibility for the Company’s overall performance including financial results against budget, succession planning, diversifying revenue streams, increasing efficiency, individual leadership and strategic vision.

Ram Shankar

Objectives included improvement in the Company’s core efficiency ratio, successful assimilation into UMB, generation of strategic insights, evaluation of various merger and acquisition strategies, and assuming a more prominent role as a spokesperson for the Company.

Michael D. Hagedorn	Objectives included improving the core net income and the core efficiency ratio of the Bank. His objectives also included continued overall leadership for the Bank and the Company.
Andrew J. Iseman	Objectives included improved financial performance for Scout Investments, Inc. and the Company and improved flows into the Scout Funds.
Thomas S. Terry	Objectives included maintaining the Company’s high credit quality, establishing a new loan workout group, driving the evolution of regional credit officers, and creating a one credit culture.
Kevin M. Macke

Objectives included improving the core net income and the core efficiency ratio for the Company. His objectives also included the execution of the Company’s technology roadmap and core platform stabilization.

Payments under the STIP

In February 2017, the Compensation Committee approved the 2017 annual short-term incentive compensation program (the “2017 Short-Term Program”) under the STIP, establishing a target short-term award pool of $5.9 million that was weighted 80% to UMB’s core after-tax net operating income (“Core NOI”) with a target Core NOI of $167.0 million and weighted 20% to UMB’s core return on average equity (“Core ROAE”) with a target Core ROAE percentage of 7.72%. The target amounts for Core NOI and Core ROAE were established using the

Company’s projected budget for 2017. The Compensation Committee also instituted a discretionary plan governor to the Short-Term Program in which the Compensation Committee would make discretionary reduction in the short-term award pool if the Company’s operating leverage fell below 1%, and it would make a discretionary increase to the short-term award pool if the Company’s operating leverage exceeded 1.5% for 2017.

Each year under the STIP, the Compensation Committee approves a percentage of base salary for each NEO that participates as a target for the annual payout. The targeted percentage is based on comparative peer group or industry data and the NEO’s position, strategic value, leadership, responsibilities, competency, and experience. In February of the following year, the Compensation Committee approves the percentage of the NEO’s base pay from the targeted percentage and the related bonus payment under the STIP based on the NEO’s individual performance during the prior year and bonus-pool availability. The maximum STIP payment to any NEO in any year is 200% of the target amount.

The Compensation Committee has exclusive authority to determine the core income and returns by taking the Company’s financial results under generally accepted accounting principles and adjusting the results for gains, losses and circumstances that the Compensation Committee deemed to be fair and appropriate such as (1) a gain or loss for the sale of non-earning assets; (2) a gain or loss on the sale or discontinuance of a business, product or service; (3) a gain or loss on branch closings; (4) expenses associated with the acquisition of a business; (5) severance costs; (6) litigation reserves; (7) other large, non-recurring items unrelated to core results (such as unrealized gains and losses on specified alternative investments). Once the Core NOI and Core ROAE are determined, the actual bonus pool is proportionally adjusted, either increased or decreased, based on the following chart with interpolation of the pool amounts falling between the levels set:

2017 Actual Performance as a Percentage of the Performance Target	2017 Short-Term Program Bonus Pool as a Percentage of the Target Bonus Pool
Less than 80%	0%
80%	33%
90%	67%
100%	100%
110%	133%
120%	167%
130% or Greater	200%

In February 2018, the Compensation Committee determined that the 2017 Core NOI had been $192.6 million (115.24% of the target) and the Core ROAE had been 9.26% (119.95% of the target). Taken together and weighted, the results produced an actual bonus pool of $11.2 million (154.03% of the target bonus pool) under the 2017 Short-Term Program. The Compensation Committee, recognizing that the Company exceeded the discretionary plan governor with positive operating leverage of 4.0%, exercised its discretion under the 2017 Short-Term Program to increase the 2017 actual bonus pool by $1 million to $12.2 million or 167.76% of the target bonus pool.

In determining each NEO’s award under the 2017 Short-Term Program, the Compensation Committee considered the extent to which each NEO’s performance against the established performance objectives was met, as determined by the NEO’s manager, as well as other factors that the Compensation Committee deemed relevant related to the NEO’s overall performance. The award, as recommended by the NEO’s manager and determined by the Compensation Committee, is expressed as a percentage of the target payout established in February 2017. In February 2018, the Compensation Committee determined that each of the NEOs participating in the 2017 Short-Term Program had met and exceeded their performance objectives and, based on that determination, deserved an award in excess of 100% of their target payout based on each particular NEO’s performance, responsibilities and contributions to the Company. The Compensation Committee, acknowledging that Mr. Kemper’s performance objectives are directly tied to the performance of the Company as a whole and recognizing his leadership through the divestiture of Scout, decided to award Mr. Kemper a short-term incentive bonus at 175% of target.

2017 Short-Term Program Compensation Awards and 2016 Comparison

Name	Base Salary as of 12/31/2017	2017 Short- Term Target Percentage	2017 Short- Term Target Payout	2017 Short- Term Award Percentage	2017 Short- Term Award	2016 Short- Term Award

J. Mariner Kemper	$905,216	105%	$950,477	175%	$1,663,335	$1,158,676

Ram Shankar	$360,000	50%	$180,000	175%	$315,000	$79,949

Michael D. Hagedorn	$490,000	65%	$318,500	159%	$506,415	$416,812

Thomas S. Terry	$325,000	45%	$146,250	167%	$248,625	$174,000

Kevin M. Macke	$308,000	40%	$123,200	190%	$234,080	$139,356

Payments under the VAPP

Mr. Iseman participated in a VAPP due to competitive considerations in the asset-servicing industry. In February 2017, as with the other NEOs, Mr. Iseman’s target award percentage was set at 125% of base salary based on comparative peer-group or industry data and Mr. Iseman’s position, strategic value, leadership, responsibilities, competency, and experience. The Stock Purchase Agreement for the sale of Scout provided that Mr. Iseman’s VAPP payment for 2017 would be prorated based on the number of days that elapsed during the year. In November 2017, Mr. Iseman received a prorated VAPP payment of $456,216.

Long-Term Incentive Compensation

Long-term incentive compensation generally takes the form of equity awards under the UMB Long-Term Incentive Compensation Plan (as adopted by the Board and approved by our shareholders, the “Long-Term Incentive Plan” or “LTIP”). Employees of Scout received equity awards and deferred cash payments under the Scout Investments Retention and Annual Performance Program (the “Scout Program”).

Equity Grants under the Long-Term Incentive Plan

The Compensation Committee issues equity awards under the Long-Term Incentive Plan in the form of performance-based restricted stock (“Performance Shares”), non-qualified options for UMB stock (the “Options”), and service-based restricted stock (“Service Shares”). The use of these equity awards, in the view of the Compensation Committee, generally aligns the interests of the NEOs and other eligible associates with those of our shareholders, incents forward-looking and sustained performance, and drives balanced risk-taking. All equity awards are valued as of the grant date, using the fair market value of the underlying stock, in the case of Performance Shares and Service Shares, or the Black-Scholes valuation, in the case of Options. Grants of equity awards are generally approved in a manner that satisfies the exemption from Section 16(b) of the Exchange Act.

In February 2017, the Compensation Committee approved the annual long-term incentive compensation program (for 2017, the “2017 Long-Term Program”) under the Long-Term Incentive Plan and granted equity awards to 443 employees of UMB including all of the NEOs other than Mr. Iseman who participated in the Scout Plan. The value of the award is generally expressed as a percentage of each participating NEO’s base salary at the time of the award. The value and the mix of awards for each NEO are based on comparative peer-group or industry data and the NEO’s position, strategic value, leadership, responsibilities, competency, and experience. The Compensation Committee did not change the percentage awards for Mr. Macke and Mr. Terry based on the determination that the percentage awards were still appropriate. Mr. Shankar’s award was established at 50% of his base salary to match the Company’s other executives. Mr. Hagedorn’s target award was decreased from 128% to 121% of his base salary, but the value of his award remained the same at $575,000. Mr. Kemper’s target award was increased by the Compensation Committee from $1.8 million to $2.0 million to maintain a pay mix that is more heavily weighted toward long-term incentives. Half of the award amounts for each NEO were granted as Performance Shares, with a quarter of the total award granted as Options, and the other quarter granted as Service Shares. The awards reflect the Compensation Committee’s belief that half of the annual equity awards should be in the form of Performance Shares to encourage behavior that increases the fundamental value of UMB and creates long-term value for our shareholders.

Performance Shares granted under the 2017 Long-Term Program are scheduled to vest on January 1, 2020. Under the 2017 Long-Term Program, the performance standard for the Performance Shares is based on a three-year (2017, 2018, and 2019) cumulative core after-tax earnings per share (“3-year EPS”). The target level for the 3-year EPS was established using the budget that was approved by the Board in January 2017 as a baseline and historical compound annual growth rates in core net income for projections for 2018 and 2019. The threshold level for the 3-year EPS is 80% of the target level. Achieving or exceeding the target level of 3-year EPS would result in 100% of the Performance Shares vesting at the end of the performance period, while reaching the threshold 3-year EPS would result in 50% of the Performance Shares vesting. If the 3-year EPS falls between the target level and the threshold level, the percentage of Performance Shares earned would be interpolated. Failing to meet the threshold level would result in 0% of the Performance Shares being earned.

Options granted under the 2017 Long-Term Program have an exercise price equal to the fair market value of UMB stock on the date of grant, with 50% of the Options granted vesting after two years of continuous service, 75% of the Options granted vesting after three years of continuous service, and the remaining Options vesting after four years of continuous service. The Compensation Committee believes that Options are useful for encouraging behavior that increases the price of UMB stock over time, resulting in increased shareholder value.

The Compensation Committee has exclusive authority over the grant date for each Option. No grant date is selected for the purpose of affording an advantage to directors or associates of UMB due to an actual or anticipated public disclosure of material information relating to UMB (positive or negative) or any other information that would be likely to affect the value of the related Options.

The Compensation Committee believes that Service Shares are an effective tool in retaining talented executives. The Company issued Service Shares under the 2017 Long-Term Program with partial vesting after two years of continuous service and full vesting after four years of continuous service.

The following table summarizes the grants made in 2017 under the Long-Term Incentive Program, including special grants:

Equity Grants under the 2017 Long-Term Program

Name	2016 Value	2017 Value	Value of Performance Shares	Value of Options	Value of Service Shares

J. Mariner Kemper	$1,800,000	$2,000,000	$1,000,000	$500,000	$500,000

Ram Shankar	$171,060	$175,000	$87,500	$43,750	$43,750

Michael D. Hagedorn (1)	$1,025,000	$575,000	$287,500	$143,750	$143,750

Thomas S. Terry (1)	$197,250	$150,000	$75,000	$37,500	$37,500

Kevin M. Macke (1)	$213,300	$142,200	$71,100	$35,550	$35,550

(1)

Each of Messrs. Hagedorn, Terry and Macke received special equity grants in 2016 with values at the time of the grant as follows: (a) Mr. Hagedorn - $450,000; (b) Mr. Terry - $68,750; and (c) Mr. Macke - $71,100. Further details are as disclosed in the UMB’s 2017 Proxy Statement.

Grants under the Scout Program

Mr. Iseman participated in the Scout Program associated with the Long-Term Incentive Program. Under the Scout Program, if Scout’s operating margin for a year (the “performance year”) equaled or exceeded a specified threshold, an annual bonus pool was created the following February using a percentage of the net income generated by Scout during the performance year in excess of a baseline. Each award from this bonus pool (a) was approved by the Compensation Committee that following February, and (b) was granted one-half in the form of deferred cash and one-half in the form of Service Shares. The deferred cash payments and the Service Shares vested in three equal installments on the first business day of the first, second, and third calendar years following the year of the grant. Mr. Iseman’s maximum percentage share of a potential bonus pool was set by the Compensation Committee in February of the applicable performance year and cannot later be adjusted upward. The structure of the Scout Program, including the allocations of awards, is influenced in a meaningful way by competitive considerations in the investment-management industry. In February 2017, the Compensation Committee determined that Scout’s net operating margin did not equal or exceed the required threshold, and as a result, no annual bonus pool was established.

Cash Bonuses

The Compensation Committee will periodically approve cash bonuses to account for special circumstances, as part of its retention strategy, to reward associates for superior service, or to entice executives to accept a position with the Company.    In April 2017, the Compensation Committee approved a retention bonus agreement with Mr. Iseman to retain his services following the signing of the stock purchase agreement for Scout through the closing of the transaction. Under the retention agreement Mr. Iseman received a cash retention bonus of $622,500 with $373,500 paid in the first payroll cycle following the closing and the remainder paid 90 days after closing.

Other Benefits and Perquisites

Each Executive Officer is offered standard benefits, including health insurance, disability insurance, life insurance, 401(k) plan matching contributions, and profit-sharing contributions, which are provided on the same terms to all of UMB’s associates who have met minimum service requirements, except to the extent that a benefit (such as disability insurance) is calculated as a percentage of salary. We regularly assess these benefits against those of our peer group to remain competitive.

The Compensation Committee generally approves limited perquisites when appropriate to attract or retain talent, when a particular benefit inures to UMB, or when the value to the executive officers or other officer is greater than UMB’s cash outlay. For example, club dues and fees are paid on behalf of certain executive officers and other designated officers who are charged with meaningful business-generation responsibilities and who appreciate the administrative convenience associated with a corporate-paid membership. Similarly, affording a modest allowance to the executive officers and other senior officers for tax preparation and financial planning (1) enables UMB to ensure that no potential conflict of interest arises in a senior officer’s choice of such a professional, (2) can result in cost savings for such officers based on the number of officers using a common professional, and (3) is administratively convenient for the participating officers. See “Compensation Tables—2017 Summary Compensation” later in this proxy statement for detailed information about the perquisites provided to the Named Executive Officers.

Other Executive Compensation Policies and Practices

No Employment Agreements

The Compensation Committee generally disfavors executive employment agreements, and no NEO is a party to one with us. See “Potential Payments upon Termination or Change in Control” later in this proxy statement for more information.

Ownership of UMB Stock

The Board believes that stock ownership guidelines for directors and senior officers are an important component of good corporate governance and operate to further align their interests with those of our shareholders. As a result, stock ownership guidelines have been incorporated into our Governance Guidelines and are evaluated on no less than an annual basis. In January 2018, the Compensation Committee reviewed the holdings of our directors and executive officers as of December 31, 2017 based on the stock ownership guidelines applicable at that time. At that same meeting, the Compensation Committee recommended, and the Board later approved, revisions to the stock ownership guidelines that more closely align the interests of directors and named executive officers with the Company’s long term planning, and conform to other industry standards.

Based on the new guidelines, each director is expected, at a minimum, to own UMB stock with a market value equal to five times the annual non-employee equity retainer grant. Additionally, each of the Executive Officers is expected, at a minimum, to own shares of UMB stock with a market value equal to:

•	President and Chief Executive Officer – 6 times base salary;

•	Named Executive Officers – 3 times base salary; and

•	All other Executive Officers – 2 times base salary.

Shares of UMB stock held through the Profit-Sharing Plan or the ESOP, unvested Service Shares and one-half of the unvested Performance Shares are counted toward these minimums. Options, whether vested or unvested, do not count towards the calculations.

Each director or senior officer is expected to come into compliance with these stock-ownership guidelines within five years of being employed in or promoted to an applicable position.

No Hedging of UMB Stock

Our Governance Guidelines prohibit directors and executive officers from engaging in short-term speculative trading in UMB’s securities. Prohibited transactions include (1) a short sale (that is, a sale of borrowed securities by an investor who hopes to buy the securities later at a lower price and thus make a profit), (2) a short sale against the box (that is, a short sale of owned securities to lock in gains or prevent additional losses), (3) a put or call option (that is, a right to sell or buy securities at a specified price within a specified period of time), including a covered call, and (4) a hedge or any other type of derivative or speculative arrangement that has a similar economic effect without the full risk or benefit of ownership.

The Board believes that this prohibition further aligns the interests of directors and executive officers with those of shareholders, facilitates compliance with insider-trading and other applicable laws, and aids in preventing directors and executive officers from subjecting themselves to an actual or potential conflict of interest with UMB or creating the appearance of such a conflict.

Claw-Back of Compensation

In January 2012, the Board approved a claw-back policy (the “Claw-Back Policy”) to formalize UMB’s right to recover cash- or equity-based incentive compensation that was awarded on the basis of incorrect or incomplete measurements of performance or illegal, dishonest, fraudulent, or intentional misconduct. The Claw-Back Policy was modeled on a similar policy that had been adopted by the Compensation Committee in February 2010.

The Compensation Committee is charged with determining whether a recovery of incentive compensation is appropriate under the Claw-Back Policy and, if so, in what amount. The amount to be recovered, however, may not be less than that required under the Dodd-Frank Wall Street Reform and Consumer Protection Act. A recipient must be notified within 36 months after the date when cash-based incentive compensation was received or equity-based incentive compensation vested in order for its recovery to be sought.

Say-on-Pay Advisory Vote

The Compensation Committee considered the results of the non-binding say-on-pay advisory vote that was held at our 2017 annual meeting of shareholders. The compensation paid to our named executive officers at that time was overwhelmingly approved, with 98.3% of the votes represented being in favor. The Compensation Committee has interpreted this vote as an endorsement of our executive compensation principles adopted by the Compensation Committee (the “Executive Compensation Principles”) and the overall design and structure of our executive compensation program and maintained these principles and our executive compensation program in 2017.

The shareholders will again consider a non-binding say-on-pay advisory vote at the Annual Meeting (see Proposal #2). Following the meeting, the Compensation Committee will consider the results of the shareholder vote when making future compensation decisions.

Internal Revenue Code Section 162(m)

The previous use of Performance Shares under the Long-Term Incentive Plan was influenced in part by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which previously precluded a publicly held corporation from deducting specified compensation that is paid to a covered employee in excess of one million dollars for the taxable year. Performance-based compensation, however, was fully deductible if conditions identified in Section 162(m) and Treasury Regulation § 1.162-27 were satisfied.

The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our Named Executive Officers in excess of $1 million will not be deductible, unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Despite the Compensation Committee’s previous efforts to structure the executive team annual cash incentives and Performance Shares in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with UMB’s business needs.

Performance Shares Certified in January 2018 as Having Vested under the 2015 Long-Term Program

In February 2015, the Compensation Committee approved a long-term program with a performance standard for Performance Shares based on a 3-year EPS (2015, 2016, and 2017) (the “2015 Long-Term Program”). Its design and structure were substantially similar to those of the 2017 Long-Term Program described earlier in this Compensation Discussion and Analysis.

In January 2018, the Compensation Committee reviewed UMB’s financial results from 2015 through 2017 and certified the following: (1) the 3-year EPS under the 2015 Long-Term Program had exceeded the target level, (2) 100% of the performance standard under the 2015 Long-Term Program had been achieved, and (3) 100% of the target award of Performance Shares for each eligible participant under the 2015 Long-Term Program had been earned. Based on these conclusions, the following Performance Shares (including additional shares of UMB stock that had been purchased with dividends on the Performance Shares initially granted) were released to the Named

Executive Officers free of restrictions and risk of forfeiture: (a) 12,212 shares to Mr. Kemper, (b) 4,477 shares to Mr. Hagedorn, (c) 889 shares to Mr. Terry, and (d) 490 shares to Mr. Macke. Mr. Shankar and Mr.  Iseman had not been awarded Performance Shares under the 2015 Long-Term Program.

Deferred Compensation Plan

In October 2008, the Compensation Committee approved a deferred compensation plan that permits the Executive Officers and other specified participants, at their option, to defer a portion of their compensation payable for a calendar year until retirement, termination, or the occurrence of another specified event. UMB has an unsecured obligation to pay each deferred amount at the applicable time together with a rate of return equal to the yield produced by a mutual fund selected by the participant from among those available under the Profit-Sharing Plan. UMB does not match any amount that a participant may choose to defer. All of the Named Executive Officers were eligible to participate in this plan, and Messrs. Hagedorn, Shankar, Terry and Macke elected to defer income in 2017.

Additional Payments or Benefits

The NEOs, in addition to other officers, may be entitled to receive accelerated payments or other awards under the Long-Term Incentive Plan, or the Short-Term Incentive Plan (such as death, disability, retirement, or a change in control of UMB). See “Potential Payments upon Termination or Change in Control” later in this proxy statement for additional information.

Executive Compensation Actions in 2018

Earlier discussions of each NEO’s compensation for 2017 address actions that were taken by the Compensation Committee in 2018 and that could affect a fair understanding of 2017 compensation. See “Executive Compensation for 2017” earlier in this Compensation Discussion and Analysis. The following table outlines those actions for each of the remaining Named Executive Officers:

Executive	Base Salary			STIP		LTIP Grant

	2018 effective 3/26/18	2017 as of 12/31/17	Increase	2018 (Determined and Paid in February 2019)	2017 (Determined and Paid in February 2018)	2018 (Determined and Fixed in February 2018)	2017 (Determined and Fixed in February 2017)

J. Mariner Kemper	$905,216	$905,216	0%	Target of 105% of 12/31/18 Salary	$1,663,334 (175% of 12/31/17 Salary from a Target of 105% of 12/31/17 Salary)	Value of $2,000,000	Value of $2,000,000

Ram Shankar	$380,000	$360,000	5.6%	Target of 50% of 12/31/18 Salary	$315,000 (175% of 12/31/17 Salary from a Target of 50% of 12/31/17 Salary)	Value of $180,000	Value of $175,000

Michael D. Hagedorn	$510,000	$490,000	4.1%	Target of 65% of 12/31/18 Salary	$506,415 (159% of 12/31/17 Salary from a Target of 65% of 12/31/17 Salary)	Value of $575,000	Value of $575,000

Executive	Base Salary			STIP		LTIP Grant

Thomas S. Terry	$350,000	$325,000	7.7%	Target of 45% of 12/31/18 Salary	$248,625 (170% of 12/31/17 Salary from a Target of 45% of 12/31/17 Salary)	Value of $162,500	Value of $150,000

Kevin M. Macke	$330,000	$308,000	7.1%	Target of 40% of 12/31/18 Salary	$234,080 190% of the 12/31/17 Salary from a Target of 40% of 12/31/17 Salary)	Value of $154,000	Value of $142,200

A detailed discussion of each named executive officer’s compensation for 2018 will be included in the proxy statement for our 2019 annual meeting of shareholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth earlier in this proxy statement. Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in UMB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and this proxy statement.

Robin C. Beery, Chair

Timothy R. Murphy

Dylan E. Taylor

Paul Uhlmann III

Leroy J. Williams, Jr.

As provided by SEC Regulation S-K, this Compensation Committee Report is not deemed to be soliciting material or to be filed or incorporated by reference into any other filing by UMB under the Securities Act of 1933 as amended or the Exchange Act.

COMPENSATION POLICIES AND PRACTICES RELATING TO RISK MANAGEMENT

At least annually, an incentive compensation risk assessment is prepared by our Corporate Risk Services and Human Resources Departments and is presented to the Compensation Committee. This risk assessment is designed to ascertain whether our incentive compensation arrangements generate incentives that properly balance risk and reward, are compatible with effective controls and risk management (including the Interagency Guidance on Sound Incentive Compensation Policies issued by the federal banking agencies), are overseen through a strong corporate governance structure, and ultimately ensure that UMB’s safety and soundness are adequately protected.

In February 2018, as with prior years, the Compensation Committee reviewed and deliberated on (1) the annual incentive-compensation risk assessment, (2) the Executive-Compensation Principles, (3) UMB’s compensation policies and practices, (4) whether or how UMB’s compensation policies and practices may incent an employee to engage in higher-risk activities, (5) whether or how any short-term incentives may have an impact on long-term risk,

(6) whether or how claw-backs or hold-backs are utilized or deemed appropriate, (7) whether or how changes in UMB’s risk profiles may require changes in its compensation policies and practices, (8) how to appropriately monitor UMB’s compensation policies and practices to ensure that its risk-management objectives are being met, and (9) the existence and effectiveness of any controls, policies, or practices that may be in place to mitigate or balance the risks associated with UMB’s compensation policies or practices. Based on this review, the Compensation Committee concluded that the compensation policies and practices relating to executive officers and other employees of UMB and its subsidiaries do not create risks that are reasonably likely to have a material adverse effect on UMB. This conclusion will be reported to the Board at its next regular meeting.

COMPENSATION TABLES

2017 SUMMARY COMPENSATION

This table summarizes the compensation of the Named Executive Officers for each of our last three completed fiscal years. Their compensation for 2017 is discussed in more detail in “Compensation Discussion and Analysis” earlier in this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)		Total ($)

J. Mariner Kemper	2017	893,611	-	1,499,958	499,996	1,663,334	-	45,967	(5)	4,602,866
Chairman, President,	2016	862,110	-	1,349,916	449,995	1,158,676	-	63,703		3,884,399
and CEO	2015	862,110	-	974,923	524,999	862,110	-	38,333		3,262,475

Ram Shankar	2017	357,307	-	131,161	43,734	315,000		56,116	(6)	903,318
Chief Financial Officer	2016	127,885	55,000	171,060	-	79,949	-	54,812		488,705

Michael D. Hagedorn	2017	485,961	-	431,183	143,737	506,415	-	48,703	(7)	1,615,999
Vice Chairman and	2016	468,269	100,000	881,126	143,748	416,813	-	38,567		2,048,524
President and CEO of	2015	444,986	-	357,472	192,491	292,500	-	44,564		1,332,013
UMB Bank, N.A.

Andrew J. Iseman	2017	383,077	630,750	-	-	456,216	-	68		1,470,784
Former Chairman and	2016	415,000	-	-	-	336,685	-	11,107		762,792
CEO of Scout	2015	414,521	-	303,635	-	336,685	-	9,617		1,064,458
Investments, Inc.

Thomas S. Terry	2017	318,269	-	112,424	37,494	248,625	-	20,633	(8)	737,445
Chief Lending Officer	2016	274,481	50,000	165,022	32,116	174,000	-	19,913		715,532

Kevin M. Macke	2017	301,646	-	106,554	35,545	234,080	-	12,574		690,399
EVP—Operations	2016	284,400	50,000	177,704	35,541	139,356	-	9,507		696,507

(1)

These amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Information about the assumptions made in the valuation of equity awards is included in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 22, 2018, under the heading “Accounting for Stock-Based Compensation” in Note 1, Summary of Significant Accounting Policies, and in Note 11, Employee Benefits. The value of Performance Shares is based on the assumption that the highest level of performance conditions is achieved.

(2)

These amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Information about the assumptions made in the valuation of equity awards is included in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 22, 2018, under the heading “Accounting for Stock-Based Compensation” in Note 1, Summary of Significant Accounting Policies, and in Note 11, Employee Benefits.

(3)

These amounts are actual amounts that were earned during 2017 under the 2017 Short-Term Program and that were paid on February 15, 2018 for all named executive officers except for Mr. Iseman. The amount for Mr. Iseman reflects actual amounts that were earned and paid in 2017 under the VAPP for Mr. Iseman.

(4)	These amounts include UMB’s match and allocation of forfeitures under the Profit-Sharing Plan and the ESOP as well as perquisites and other personal benefits.

(5)	This amount includes perquisites and other personal benefits, such as:

•	an automobile allowance;

•	country-club and dining-club membership fees; and

•	amounts paid for a UMB-sponsored sales award trip.

(6)	This amount includes perquisites and other personal benefits, such as:

•	preferred membership interest in UMB Realty Company, LLC

•	the cost of professional financial-consulting services;

•	reimbursement of costs associated with Mr. Shankar’s relocation, including closing costs and an associated tax gross up in the amount of $45,316.12.

(7)	This amount includes perquisites and other personal benefits, such as:

•	an automobile allowance;

•	amounts paid for a UMB-sponsored sales award trip;

•	the cost of professional financial-consulting services; and

•	country-club and dining-club membership fees.

(8)	This amount includes perquisites and other personal benefits, such as:

•	taxable fringe benefit;

•	the cost of professional financial-consulting services; and

•	country-club and dining-club membership fees.

2017 GRANTS OF PLAN-BASED AWARDS

This table summarizes each grant of an award made to a NEO in 2017 under the 2017 Short-Term Program, the VAPP for Mr. Iseman, and the 2017 Long-Term Program. These plans and the grants in 2017 are discussed in more detail in “Compensation Discussion and Analysis” earlier in this proxy statement.

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards Target ($) (1)	Estimated Future Payouts under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Under- lying Options (#) (2)	Exercise or Base Price of Option Awards (2)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold (#)	Target (#)	Maximum (#)

J. Mariner Kemper	2/2/17	950,477	6,644	13,289	13,289	6,644	27,964	75.25	1,999,955

Ram Shankar	2/2/17	180,000	581	1,162	1,162	581	2,446	75.25	174,895

Michael D. Hagedorn	2/2/17	318,500	1,910	3,820	3,820	1,910	8,039	75.25	574,920

Andrew J. Iseman	2/2/17	518,750	-	-	-	-	-	-	-

Thomas S. Terry	2/2/17	146,250	498	996	996	498	2,097	75.25	149,918

Kevin M. Macke	2/2/17	123,200	472	944	944	472	1,988	75.25	142,099

(1)

These amounts reflect the target award levels approved by the Compensation Committee on February 2, 2017, under the 2017 Short-Term Program for all NEOs except Mr. Iseman, and the VAPP for Mr. Iseman. There are no thresholds or maximums for individuals under these plans, and the Compensation Committee has the discretion to increase or decrease each NEO’s compensation from the target award level shown based on bonus-pool availability and the NEO’s individual performance.

(2)	These numbers reflect grants made under the 2017 Long-Term Program.

This table summarizes unexercised options, stock that has not vested, and equity incentive-plan awards for each NEO outstanding as of December 31, 2017. The market value of each stock award was computed by multiplying the closing market price of UMB stock on December 31, 2017, by the applicable number of shares of UMB stock shown in the table for the award.

2017 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

J. Mariner Kemper	11,651				41.37	1/1/2019
	22,122				41.71	1/1/2021
	21,981	7,328	(2)		45.58	1/1/2023	1,267 (3)	91,123
	16,116	16,117	(4)		57.40	1/1/2024	2,788 (5)	200,513
		43,933	(6)		51.42	2/11/2025	7,661 (7)	550,979	12,212 (8)	878,287
		45,454	(9)		47.68	2/5/2026	9,732 (10)	699,925	19,466 (11)	1,399,995
		27,964	(14)		75.25	2/2/2027	6,737 (15)	484,525	13,475 (16)	969,122

Ram Shankar							3,064 (13)	220,363
		2,446	(14)		75.25	2/2/2027	589 (15)	42,361	1,178 (16)	84,722
Michael D. Hagedorn		2,648	(2)		45.58	1/1/2023	459 (3)	33,011
		6,044	(4)		57.40	1/1/2024	1,046 (5)	75,228
		16,108	(6)		51.42	2/11/2025	2,809 (7)	202,023	4,477 (8)	321,986
		14,520	(9)		47.68	2/5/2026	3,108 (10)	223,577	6,217 (11)	447,127
							9,732 (12)	699,925
		8,039	(14)		75.25	2/2/2027	1,936 (15)	139,237	3,873 (16)	278,546

Andrew J. Iseman (17)
Thomas S. Terry	1,500				40.93	11/17/2018
	845				41.37	1/1/2019
	462				37.84	1/1/2020
	1,921				41.71	1/1/2021
	2,521				39.97	1/1/2022
	1,662	555	(2)		45.58	1/1/2023	115 (3)	8,271
	892	892	(4)		57.40	1/1/2024	185 (5)	13,305
		3,661	(6)		51.42	2/11/2025	765 (7)	55,019	889 (8)	35,241
		3,244	(9)		47.68	2/5/2026	694 (10)	49,912	1,389 (11)	110,541
							1,266 (12)	91,051
		2,097	(14)		75.25	2/2/2027	505 (15)	36,320	1,010 (16)	68,827

Kevin M. Macke	883				41.71	1/1/2021
	1,039				39.97	1/1/2022
	693	231	(2)		45.58	1/1/2023	169 (3)	12,154
	604	604	(4)		57.40	1/1/2024	439 (5)	31,573
		2,020	(6)		51.42	2/11/2025	422 (7)	30,350	490 (8)	63,937
		3,590	(9)		47.68	2/5/2026	768 (10)	55,235	1,537 (11)	99,897
							1,310 (12)	94,215
		1,988	(14)		75.25	2/2/2027	478 (15)	34,378	957 (16)	72,639

(1)

These numbers include shares acquired through the reinvestment of dividends or distributions on restricted UMB stock during the vesting period. Dividends and distributions on restricted UMB stock are used to purchase additional shares through UMB’s Dividend Reinvestment Plan. These shares are subject to the same rights, restrictions, and other provisions applicable to the restricted UMB stock on which the dividends or distributions were paid or made.

(2)	These are Options that vested and became exercisable for 100% of the shares on January 1, 2018.

(3)	These are Service Shares that vested on February 12, 2018.

(4)	These are Options that vested and became exercisable for 50% of the shares on January 1, 2018. The final 50% will vest and become exercisable on January 1, 2019.

(5)	These are Service Shares that vested 50% on February 10, 2018. The final 50% will vest on February 10, 2019.

(6)

These are Options that vested and became exercisable for 50% of the shares on February 11, 2018. The next 25% will vest and become exercisable on February 11, 2019. The final 25% will vest and become exercisable on February 11, 2020.

(7)	These are Service Shares that vested 50% on February 11, 2018. The next 25% will vest on February 11, 2019. The final 25% will vest on February 11, 2020.

(8)

These are Performance Shares that vested as to service under the 2015 Long-Term Program on January 1, 2018. The Compensation Committee determined on January 22, 2018, that 118.0% of the performance standard under the 2015 Long-Term Program had been achieved and that 100.0% of the Performance Shares had been earned.

(9)	These are Options that vested 50% on February 5, 2018. The next 25% will vest and become exercisable on February 5, 2019. The final 25% will vest and become exercisable on February 5, 2020.

(10)	These are Service Shares that vested 50% on February 5, 2018. The next 25% will vest on February 5, 2019. The final 25% will vest on February 5, 2020.

(11)	These are Performance Shares that will vest as to service under the 2016 Long-Term Program on January 1, 2019, and will be earned to the extent that the performance standard is achieved.

(12)	These are Service Shares that will vest 50% on July 29, 2018, and 50% on July 29, 2019.

(13)	These are Service Shares that will vest 50% on August 8, 2018, and 50% on August 8, 2019.

(14)

These are Options that will vest and become exercisable for 50% of the shares on February 2, 2019. The next 25% will vest and become exercisable on February 2, 2020. The final 25% will vest and become exercisable on February 2, 2021.

(15)	These are Service Shares that will vest 50% on February 2, 2019. The next 25% will vest on February 2, 2020. The final 25% will vest on February 2, 2021.

(16)	These are Performance Shares that will vest as to service under the 2017 Long-Term Program on January 1, 2020, and will be earned to the extent that the performance standard is achieved.

(17)	No amounts have been included for Mr. Iseman who was, as of December 31, 2017, no longer employed by UMB or any of its affiliates.

2017 OPTION EXERCISES AND STOCK VESTED

This table summarizes each exercise of stock options, stock appreciation rights, and similar instruments and each vesting of stock (including restricted stock, restricted stock units, and similar instruments) during 2017 for each of the Named Executive Officers on an aggregated basis.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)

J. Mariner Kemper	88,471	3,051,550	12,915	965,774

Ram Shankar	-	-	-	-

Michael D. Hagedorn	24,517	683,001	4,781	357,393

Andrew J. Iseman	1,667	54,794	6,686	504,048

Thomas S. Terry	2,000	83,200	797	59,953

Kevin M. Macke	-	-	781	60,035

(1)	These numbers include shares acquired through the reinvestment of dividends or distributions on restricted UMB stock during the vesting period.

2017 NONQUALIFIED DEFERRED COMPENSATION

In October 2008, the Compensation Committee approved a deferred compensation plan that permits the Named Executive Officers and other specified participants, at their option, to defer a portion of their compensation payable for a calendar year until retirement, termination, or the occurrence of another specified event. UMB has an unsecured obligation to pay each deferred amount at the applicable time together with a rate of return equal to the yield produced by a mutual fund selected by the participant from among those available under the Profit-Sharing Plan. UMB does not match any amount that a participant may choose to defer. If a participant has an account that terminates upon retirement under the plan, the participant may choose to have the benefit paid out in a lump sum or in installments over two to ten years. Specified date accounts are paid in a lump sum or in installments, as elected by the participant, over two to five years. If employment is terminated other than through retirement, the amounts in all accounts are paid in a lump sum.

Name	Executive Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($) (1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (2)

J. Mariner Kemper	-	-	-	-

Ram Shankar	17,865	1,810	-	19,675

Michael D. Hagedorn	29,158	8,983	25,862	64,941

Andrew J. Iseman	-	-	-	-

Thomas S. Terry	85,933	133,065	8,633	689,467

Kevin M. Macke	30,165	7,781	-	69,131

(1)	Amounts reported in the contributions column above were reported as compensation in the 2017 Summary Compensation Table.

(2)

Amounts reported in the aggregate balance column for 2017 were previously reported as compensation to the relevant NEO in the applicable summary compensation table for the applicable prior fiscal year, but only to the extent the NEO was a named executive officer for such reporting year.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments upon Termination

All of the Named Executive Officers are employees at will and may be terminated at any time. No NEO is entitled to receive any payment or award upon termination, except as described in this section in circumstances involving death, disability, qualified retirement, a change in control of UMB. Each of these payments and awards is available to all participants in the applicable plan. Any additional payment or benefit that a NEO would receive in the ordinary course is available generally to all of UMB’s associates. Because Mr. Iseman was no longer an employee of UMB or any affiliate as of December 31, 2017, no reference to him, or any plan specific to him, is made in any of the below tables.

Change in Control

The Short-Term Incentive Plan, and the Long-Term Incentive Plan include provisions for accelerating the vesting of awards under those plans in the event of a change in control of UMB. The Compensation Committee concluded that the use of this single trigger was appropriate in order to assure the Named Executive Officers—who would not have authority over the decision to effect a change in control but who would be needed to successfully implement it—would not be adversely affected by the change in control. This conclusion was reinforced by the fact that no NEO is entitled to a severance payment due to a change in control and by market considerations in attracting and retaining talent.

Short-Term Incentive Compensation

The Short-Term Incentive Plan provides that, if a change in control of UMB were to occur, any award for a completed performance period would be immediately payable in cash based on actual results. If the change in control were to occur before the performance period has ended, applicable performance standards would be adjusted to reflect the shortened period, and awards would be immediately payable in cash on a prorated basis based on actual results. Discretionary reductions in these awards would not be allowed in the event of a change in control.

Options

Under the Long-Term Incentive Plan, unvested Options would accelerate and vest immediately if a change in control of UMB were to occur.

Restricted Stock

Service Shares granted under the Long-Term Incentive Plan would accelerate and vest immediately upon a change in control of UMB. Performance Shares would do the same but only to the extent that the performance standard, which typically covers a multi-year period, has been met by the date of the change in control.

Change in Control Table

Under the Short-Term Incentive Plan or the Long-Term Incentive Plan, the Named Executive Officers would have been entitled to the following payments or value had a change in control of UMB occurred on December 31, 2017.

Name	Cash Payments ($) (1)	Acceleration of Unvested Restricted Stock ($) (2)	Vested Options and Acceleration of Unvested Non-qualified Options ($) (3)	Total Change in Control ($)

J. Mariner Kemper	950,477	4,397,261	4,266,697	9,614,435

Ram Shankar	180,000	292,930	-	472,930

Michael D. Hagedorn	318,500	2,157,240	839,686	3,315,426

Thomas S. Terry	146,250	425,119	464,609	1,035,978

Kevin M. Macke	123,200	407,643	230,271	761,114

(1)

These are the amounts that would have been payable by the Company in a single, lump-sum payment under the 2017 Short-Term Program based on their target percentages. See “Compensation Discussion and Analysis—Elements of Executive Compensation—Short-Term Incentive Compensation” earlier in this proxy statement.

(2)

For Service Shares and Performance Shares, each value is based on the closing price of UMB common stock on December 31, 2017. In addition, for Performance Shares, the values assume that 100% of the performance standard under the 2015 Long-Term Program had been achieved, 81.92% of the performance standard under the 2016 Long-Term Program had been achieved, and 37.0% of the performance standard under the 2017 Long-Term Program had been achieved.

(3)	For each Option, the value is based on the amount by which the Option was “in the money” as of December 31, 2017.

Death or Disability

Awards may accelerate and vest under the Long-Term Incentive Plan in specified cases of death or disability. The Compensation Committee concluded that these provisions are required by market considerations in attracting and retaining talent and are appropriate.

Short-Term Incentive Compensation

Each of the NEOs must be employed by UMB or one of its subsidiaries on the last day of the performance period to be eligible for an award under the 2017 Short-Term Program.

Options

Under the Long-Term Incentive Plan, unvested Options would accelerate and vest immediately in the case of death or permanent and total disability.

Restricted Stock

Service Shares granted under the Long-Term Incentive Plan would accelerate and vest immediately in the case of death or permanent and total disability. Performance Shares would accelerate and vest immediately in such a case on a proportional basis, computed by dividing the number of full years of continuous service after the grant date by three, irrespective of whether the performance standard had been achieved.

Death-or-Disability Table

Under the Long-Term Incentive Plan, the Named Executive Officers would have been entitled to the following payments or value had an applicable event of death or disability occurred on December 31, 2017.

Name	Cash payment ($)	Vested Options and Acceleration of Unvested Options ($) (1)	Acceleration of Restricted Stock ($) (2)	Total Death and Disability ($)

J. Mariner Kemper	-	4,266,697	3,069,689	7,336,387

Ram Shankar	-	-	261,717	261,717

Michael D. Hagedorn	-	839,686	1,730,755	2,570,441

Thomas S. Terry	-	464,609	328,674	793,283

Kevin M. Macke	-	230,271	317,023	547,295

(1)	For each Option, the value is based on the amount by which the Option was “in the money” as of December 31, 2017, based on the closing price of UMB common stock on December 31, 2017.

(2)

For Service Shares and Performance Shares, each value is based on the closing price of UMB common stock on December 31, 2017. In addition, for Performance Shares, the values assume the acceleration of one-third of those shares under the 2016 Long-Term Program and two-thirds of those shares under the 2015 Long-Term Program.

Qualified Retirement

Awards may accelerate and vest under the Long-Term Incentive Plan in specified cases of retirement. The Compensation Committee concluded that these provisions are considered necessary by market considerations in attracting and retaining talent and are appropriate. As of December 31, 2017, none of the Named Executive Officers were eligible to be considered for qualified retirement.

Short-Term Incentive Compensation

Each of the NEOs must be employed by UMB or one of its subsidiaries on the last day of the performance period to be eligible for an award under the 2017 Short-Term Program.

Options

Under the Long-Term Incentive Plan, unvested Options would accelerate and vest immediately in the case of a qualified retirement.

Restricted Stock

For Service Shares, upon the qualified retirement of an Executive Officer, but subject to the Compensation Committee’s approval, each applicable tranche under the Long-Term Incentive Plan would accelerate and vest immediately on a proportional basis. This would be computed by dividing the number of full years of the Executive Officer’s continuous service after the grant date for the tranche by the number of full years of continuous service required for the tranche to vest.

For Performance Shares, despite an Executive Officer’s earlier qualified retirement but subject to the Compensation Committee’s approval, the Executive Officer would become vested—if, when, and to the extent that the applicable performance standard under the Long-Term Incentive Plan were achieved—in Performance Shares that had been granted during the time of employment in a percentage amount equal to the percentage of the performance standard that had been achieved as of the effective date of the qualified retirement.

For the Named Executive Officers, as of December 31, 2017, (1) no Service Shares under the 2017 Long-Term Program would have vested, (2) one-third of the first tranche, one-fourth of the second tranche, and one-fifth of the third tranche of Service Shares under the 2016 Long-Term Program would have vested, (3) two-thirds of the first tranche, one-half of the second tranche, and two-fifths of the third tranche of Service Shares under the 2015 Long-Term Program would have vested, (4) three-fourths of the second tranche and three-fifths of the third tranche of Service Shares under the 2014 Long-Term Program would have vested, (5) four-fifths of the third tranche of Service Shares under the 2013 Long-Term Program would have vested, and (6) 37% of the Performance Shares under the 2017 Long-Term Program and 81.92% of the Performance Shares under the 2016 Long-Term Program would have vested if, when, and to the extent that the applicable performance standard were achieved.

PAY RATIO DISCLOSURE

The annual total compensation for our median employee for 2017 was $56,414 and $4,602,866 for our CEO. The resulting ratio of our CEO’s pay to the pay of our median employee for 2017 was 81.59 to 1.

We identified the median employee by examining the 2017 W-2 wages for all individuals, excluding our CEO, who were employed by us on December 31, 2017. We included all employees, whether employed on a full-time, part-time or seasonal basis. We did not make any cost-of-living adjustments in identifying the median employee. We also did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2017.

We calculated the median employee’s annual total compensation using the same methodology we use for our named executive officers as set forth in the 2017 Summary Compensation Table in this proxy statement. In our 2017 Summary Compensation Table, we report annual cash incentive paid to our CEO in 2018 for performance in 2017. Our median employee did not earn any cash incentives during 2017.

PROPOSAL #2—ADVISORY VOTE (NON-BINDING) ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

We are seeking a non-binding advisory vote to approve the compensation paid to our NEOs, as described in the “Compensation Discussion and Analysis” provisions of this proxy statement, and the accompanying tables. Although the vote is only advisory in nature, the Compensation and Governance Committees will consider the outcome of this vote when making future decisions regarding executive compensation. At the Company’s last advisory vote on the compensation paid to our named executive officers, the shareholders represented at the meeting voted 98.3% in approval of such compensation.

The objectives supporting UMB’s executive compensation programs are described in detail within the “Compensation Discussion and Analysis” provisions of this proxy statement and should be reviewed carefully. The Company believes that its executive compensation programs closely align with its goals of incentivizing, developing and retaining innovative and skilled executives, and are in step with the long-term interests of its shareholders.

The Board recommends that shareholders vote FOR the approval of the compensation paid to our Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and any related materials disclosed in this proxy statement.

PROPOSAL #3—RATIFICATION OF THE CORPORATE AUDIT COMMITTEE’S ENGAGEMENT OF KPMG LLP AS

UMB’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018

In September of 2014, the Audit Committee engaged KPMG, LLP (“KPMG”) as the independent registered public accounting firm to audit UMB’s consolidated financial statements. The Audit Committee has decided to engage KPMG as the independent registered public accounting firm to audit the consolidated financial statements of UMB for fiscal year 2018, and the Board is recommending that our shareholders ratify this engagement.

The Audit Committee, however, will retain sole authority over the appointment and replacement of UMB’s independent registered public accounting firm and will remain directly responsible for the compensation and oversight of UMB’s independent registered public accounting firm. As a result, despite any ratification of this engagement of KPMG by our shareholders, the Audit Committee will continue to be authorized to terminate the engagement at any time during the year, to retain another independent registered public accounting firm to audit the consolidated financial statements of UMB for fiscal year 2018, or to take any other related action if judged by the Audit Committee to be in the best interests of UMB. If our shareholders do not ratify this engagement of KPMG, the Audit Committee will consider that action in its ongoing exercise of authority over the appointment, replacement, compensation, and oversight of UMB’s independent registered public accounting firm.

The Audit Committee has discussed and confirmed with KPMG its independence. The Audit Committee has determined as well that KPMG’s provision of professional services to UMB—including those described in the table set forth following this Proposal—was compatible with KPMG’s independence.

The Audit Committee has not established pre-approval policies and procedures for the engagement of auditor services. All auditor services are approved by the Audit Committee under Rule 2-01(c)(7)(i)(A) of SEC Regulation S-X.

KPMG has audited the consolidated financial statements of UMB as of and for the fiscal year ended December 31, 2017. Representatives of KPMG are expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement if they so desire. We also expect these representatives to be available to respond to appropriate questions.

The Board recommends that shareholders vote FOR the ratification of the Corporate Audit Committee’s engagement of KPMG LLP as UMB’s independent registered public accounting firm for 2018.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table summarizes the aggregate fees (including related expenses) for professional services rendered by KPMG related to fiscal years ended December 31, 2017 and 2016.

	Fiscal years ended December 31,
	2017	2016
Audit Fees	$1,216,900	$1,264,200
Audit-Related Fees (1)	$31,600	$65,100
Tax Fees	$0	$0
All Other Fees	$0	$0
Total	$1,248,500	$1,329,300

(1)

The nature of the services comprising “Audit-Related Fees” was, in 2017, the performance of regulatory compliance procedures for UMB Bank, N.A. and UMB Financial Services. Inc., and in 2016, the performance of regulatory compliance procedures for UMB Bank, n.a., Scout Investments, Inc., UMB Financial Services, Inc. and Marquette Asset Management, LLC.

REPORT OF THE CORPORATE AUDIT COMMITTEE

The Audit Committee exercises general oversight, on behalf of the Board, over the accounting, financial-reporting, and internal-control functions of UMB. The Audit Committee has sole authority over the appointment and replacement of UMB’s independent registered public accounting firm and is directly responsible for the compensation and oversight of UMB’s independent registered public accounting firm. The Audit Committee also approves the risk-assessment methodology, risk assessment, and annual audit plan of the internal audit function and all decisions on the appointment, removal, and compensation of UMB’s Chief Audit Executive. Other duties, responsibilities, and authorities of the Audit Committee are set forth in its charter, which has been approved by the Board and can be found in the Corporate Governance menu at www.umb.com/investor.

Management is primarily responsible for UMB’s accounting, financial-reporting, and internal-control functions and has represented to the Audit Committee that UMB’s consolidated financial statements have been prepared in accordance with generally accepted accounting principles. The consolidated financial statements of UMB as of and for the fiscal year ended December 31, 2017, were audited by KPMG as the independent registered public accounting firm.

The Audit Committee discussed the interim financial information contained in each quarterly earnings announcement with management, KPMG, and internal auditors—including in separate executive sessions—prior to the public release of each announcement. The Audit Committee has reviewed the audited consolidated financial statements of UMB as of and for the fiscal year ended December 31, 2017, and has discussed them—including in separate executive sessions—with management, KPMG, and internal auditors.

The Audit Committee has reviewed and discussed with KPMG the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence. The Audit Committee also has discussed and confirmed with KPMG its independence. The Audit Committee has determined as well that KPMG’s provision of non-audit services to UMB was compatible with KPMG’s independence.

Based on the reviews and discussions described in this report, the Audit Committee recommended to the Board, and the Board approved, the inclusion of UMB’s audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.

The Audit Committee has decided to engage KPMG as the principal independent registered public accounting firm to audit UMB’s financial statements for fiscal year 2018. This engagement is being presented to UMB’s shareholders for ratification as described in Proposal #3.

Gordon E. Lansford, Chair

Robin C. Beery

Kevin C. Gallagher

Kris A. Robbins

As provided by SEC Regulation S-K, this Report of the Corporate Audit Committee is not deemed to be soliciting material or to be filed or incorporated by reference into any other filing by UMB under the Securities Act of 1933 as amended or the Exchange Act.

PROPOSAL #4— APPROVAL OF THE UMB FINANCIAL CORPORATION OMNIBUS INCENTIVE COMPENSATION PLAN

At its meeting held on January 23, 2018, the Board adopted a resolution approving the adoption of the UMB Financial Corporation Omnibus Incentive Compensation Plan (the “Plan”) and directing that the Plan be submitted to the shareholders for their approval at the Annual Meeting. As a successor to the UMB Long-Term Incentive Compensation Plan that was last approved by the Shareholders in 2013 (the “Predecessor Plan”), the Plan provides for the grant of cash and equity-based awards to officers, employees and directors to closely link the long-term financial rewards of the recipient with increases in Company shareholder value. The Board continues to believe that equity-based incentives are important factors in attracting, retaining and rewarding officers, employees, and directors and closely aligning their financial interests with those of the Company’s shareholders. The Board believes that the capacity added by the proposed Plan will enhance the Company’s ability to attract and retain effective and capable officers, employees, and directors who will add to the continued growth and success of the Company.

The Plan, summarized below, will make 1.5 million shares of UMB stock (plus a maximum additional 4.0 million shares unused and transferred from the Predecessor Plan) available for issuance while implementing a number of best practices that protect shareholder interest. Provided that the Plan is approved by shareholders, there will be no further grants made under the Predecessor Plan, although awards that are outstanding as of the date of adoption of the Plan that were made under the Predecessor Plan will continue to be governed by and subject to the terms of the Predecessor Plan.

The Plan will be effective as of the date it is approved by shareholders, and will expire on the tenth anniversary of its effective date.

Highlight of Plan Provisions that Protect Shareholder Interest

Conservative Request for Additional Shares

The Plan seeks to make an additional 1.5 million shares of UMB stock available for issuance as incentive awards, bringing the total number of available shares to approximately 5.5 million shares (when combined with the unused shares transferred from the Predecessor Plan). We anticipate that this will be sufficient to cover all grants made over the next three to four years, which are necessary in order to attract and retain talented executives. Once the increased share reserve is exhausted, we will again need to seek shareholder approval to authorize more shares. Requesting shareholder approval for only a limited number of shares at a given time means that shareholders will have the chance to weigh in regularly on our incentive compensation program.

Prohibition on Liberal Share Recycling

The Plan does not allow liberal share recycling. By prohibiting liberal share recycling, shareholders will have a better sense of the size of the awards we are issuing and how many shares we have left in the share pool at any given time.

Fungible Share Pool

The Plan utilizes a fungible share pool. There are no restrictions on the number of shares that can be granted as full-value awards and as stock options or stock appreciation rights (“SARs”), so that the Committee has flexibility in determining the right mix of equity awards to incentivize participants. However, to the extent the Committee uses the share pool to grant more valuable awards, the share pool will be depleted quicker. Each full value share grant will reduce the share pool by 2.86 shares, while each option grant and each SAR will reduce the pool by one share.

Additional Award Limits for Non-Employee Directors

The Plan caps awards granted to all non-employee directors (in their capacity as such) at an aggregate annual amount of $1 million, based on the grant-date fair value of the awards.

Minimum Vesting Requirements

In line with best practices, the Plan hardwires a minimum vesting requirement into the Plan so that awards granted will vest no sooner than twelve months following grant. Nonetheless, in order to maintain the flexibility to make special or one-time grants with shorter vesting periods in limited instances, the Compensation Committee retains the right to waive minimum vesting requirements with respect to a small percentage of awards (5% of shares available for issuance).

No Automatic Acceleration upon a Change in Control

The Plan does not provide for automatic vesting or acceleration of awards on a change in control. Instead, the Plan provides that (unless otherwise provided in a separate agreement or the award agreement), vesting will only be accelerated in what is referred to as a “double trigger” event – a change in control followed within 24 months by a termination without cause or for good reason.

Express Prohibition on Repricing or Cashing Out Underwater Options and SARs

The Plan expressly prohibits the Company from cashing out underwater options or SARs without shareholder approval. The Plan also prohibits the Company from repricing a stock option or SAR without shareholder approval by lowering its exercise price after the grant date, by taking any action that is treated as a repricing under generally accepted accounting principles, or by repurchasing for cash or cancelling an option or a SAR at a time when its exercise price is greater than the current fair market value in exchange for another option, restricted stock or equity award.

Summary of Plan Provisions

The principal provisions of the Plan are summarized below. This summary is qualified in its entirety by reference to the actual Plan, a copy of which is attached as Appendix A to this proxy statement.

Administration

The Plan vests broad powers in a committee to administer and interpret the Plan. Currently, that committee is the Compensation Committee of the Board of Directors. Except when limited by the terms of the Plan, the Compensation Committee has the authority to, among other things: select the persons to be granted awards; determine the type, size and term of awards; determine the time when awards will be granted and any conditions for receiving awards; establish performance objectives and conditions for earning awards; determine whether such performance objectives and conditions have been met; amend the plan at any time; and determine when awards may be settled in cash, stock or a combination of the two. The Compensation Committee may delegate to a subcommittee of one or more of its members the authority to grant awards to employees who are not executive officers.

Under the Plan, the Compensation Committee has discretion in making adjustments to outstanding awards; provided, however, that without shareholder approval, the Compensation Committee is not permitted to increase the number of shares of UMB stock available for issuance under the Plan or to reprice a previously granted stock option or SAR whose exercise price is higher than the current fair market value of a share. The prohibition on repricing without shareholder approval includes lowering the exercise price of an option or SAR after it is granted, taking any other action that is treated as a repricing under the generally accepted accounting principles, or cancelling an option or SAR at a time when its exercise price exceeds the fair market value of the underlying stock in exchange for another option, restricted stock, or other equity (except as specifically permitted in the Plan).

Nevertheless, the Plan specifically provides the Compensation Committee with discretion to make equitable adjustments or substitutions with respect to the number, kind and price of shares subject to outstanding awards and to the number of shares available for issuance under the Plan in the event of certain corporate events or transactions, including, but not limited to, stock splits, mergers, consolidations, separations, including spin-offs or other distribution of stock or property of the Company, reorganization, or liquidation.

The Plan is not a tax-qualified deferred compensation plan under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Types of Awards

The Plan provides for the grant of stock options, other stock-based awards (such as SARs, phantom stock, restricted stock, RSU, performance shares, deferred share units, and share-denominated performance units), and cash incentive awards. The Compensation Committee has the discretion to make all or a portion of any award conditioned on the achievement of performance measures.

Stock Options

The Plan allows for the grant of stock options, which may be “incentive stock options” within the meaning of Section 422 of the Code or nonqualified stock options. Stock options must have an exercise price of no less than 100 percent of the fair market value of a share of UMB stock on the date of grant. The option exercise price is payable in cash or, with the consent of the Compensation Committee, in any other form including without limitation through net physical settlement or other method of cashless exercise.

Restricted Stock

The Plan allows for the grant of shares of restricted stock. An award of restricted stock is a grant of outstanding shares of UMB stock which are subject to vesting conditions and transfer restrictions. Generally, shares of restricted stock that are not vested at the time of an employee’s termination of employment will be forfeited.

Other Stock-Based Awards

The Plan allows for the grant of other equity-based or equity-related awards. One such type of permitted award is restricted stock units (“RSUs”). RSUs represent a right to receive from the Company, following fulfillment of applicable vesting conditions, either a specified number of shares of UMB stock or a cash payment equal to the market value (at the time of the distribution) of a specified number of shares of UMB stock. Whether RSUs are payable in UMB stock and/or cash is determined by the Compensation Committee in its discretion. Generally, RSUs that are not vested at the time of an employee’s termination of employment will be forfeited. Another type of permitted award is SARs. A SAR represents the right to receive any appreciation in a share of UMB stock over a particular time period. These awards are intended to mirror the benefit the employee would have received if the Compensation Committee granted the employee a stock option.

Cash Incentive Awards

The Plan allows for the grant of cash incentive awards. Cash incentive awards represent the right to receive a specified amount of cash or other property (including shares of UMB stock) on terms as established by the Compensation Committee.

Eligibility

Employees and non-employee directors of UMB and its subsidiaries are eligible to be granted awards under the Plan. The Compensation Committee selects participants from this pool of eligible individuals.

Expiration of Awards

Options typically expire ten years after grant, or earlier if the participant terminates employment before that time, unless otherwise provided in a participant’s award agreement.

Vesting

The Compensation Committee determines the vesting conditions for awards. A time-based condition requires that the participant be employed or otherwise in the service of the Company for a certain amount of time in order for the award to vest. Equity awards granted under the Plan must have a minimum vesting period of twelve months. However, the Compensation Committee has discretion to vest a small number of equity awards sooner than twelve months (up to 5% of the total shares available under the Plan). A performance-based condition requires that certain performance criteria be achieved in order for the award to vest.

Shares of Stock Available for Issuance

The Plan authorizes 1,500,000 shares of UMB stock for issuance through awards. In addition, a maximum of an additional 3,935,411 shares will be authorized for issuance through awards under the Plan, as unused and transferred from the Predecessor Plan. Specifically, 1,529,528 shares remain unissued under the Predecessor Plan, 948,052 shares are subject to outstanding options under the Predecessor Plan, and 509,731 shares of restricted stock (representing 1,457,831 shares at the ratio of 2.86 shares per share for full value awards) are outstanding under the Predecessor Plan.

The Compensation Committee may utilize any of these shares toward the grant of any type of award under the Plan. If a stock option or SAR is granted, each share of stock underlying the award will deplete the available pool by one share. However, if any other type of award is granted, each share of stock underlying the award will deplete the available pool by 2.86 shares.

Award Limits

Awards to non-employee directors, in the aggregate, may not exceed $1,000,000 in any calendar year.

Performance Metrics

The Compensation Committee has discretion to make all or a portion of any award under the Plan conditioned on the achievement of objective or subjective performance metrics. The following are performance metrics that the Compensation Committee may utilize for this purpose: market price of the UMB stock, net earnings, earnings before or after any or all of interest, taxes, depreciation, and amortization, net income (including, net income or operating income), cash flow (including, operating cash flow, free cash flow, and cash flow return on capital), cash position, cash valued added, customer satisfaction or growth measures, revenues (including net revenues, net revenue growth or gross revenue), enterprise value, financial return ratios, market performance, margins (including gross margins or operating margins), productivity or efficiency ratios, costs, profits (including net profits, net operating profits, gross profit, gross profit growth, and profit returns or margins), earnings per share, stock price, working capital turnover and targets, total shareholder return, economic value added or other value added measurements, return on assets, return on capital or invested capital, return on equity, return on sales, new product innovation, product release schedules or ship targets, product cost reduction, and budget and expense management.

These performance metrics may relate to the performance of an individual participant, the Company or any subsidiary or subdivision, or any combination of the foregoing. Performance metrics may be expressed as an amount, as an increase or decrease over a specified period, as a relative comparison to the performance of a group of comparator companies or a published or special index, or any other measure of the selected performance criteria. The Compensation Committee has the discretion to adjust the measurement of any performance metric to take into account factors such as the impact (positive and/or negative) of unusual and/or infrequently occurring items or expenses.

Recycling of Shares

Liberal share recycling is prohibited under the Plan. If a stock option or SAR is exercised, the full number of shares subject to the exercise will count against the number of shares remaining available for issuance under the Plan and cannot be recycled back into the available pool of shares. This is the case even if the participant satisfied the option price of the stock through a net cashless exercise of the option (cancellation of a portion of the option to cover the cost of exercising the balance of the option) or by delivering shares to the Company. Similarly, even if the Company delivered a net number of shares to a participant upon exercise of a SAR, the full number of shares subject to that SAR will count against the number of shares remaining for issuance under the Plan. Shares withheld to satisfy tax withholding requirements, and shares repurchased on the open market by the Company using proceeds from the exercise of a stock option, will also count against the number of shares remaining for issuance under the Plan.

Share recycling is permitted in the limited circumstance when an award is forfeited, cancelled or has expired. The shares subject to such an award will become available again for issuance under the Plan.

Federal Tax Consequences

Under the Code as currently in effect, a grant under the Plan of stock options, SARs, restricted stock or RSUs would have no federal income tax consequence at the time of grant. All amounts taxable as ordinary income to participants under the Plan in respect of awards are expected to be deductible by UMB as compensation at the same time the participant recognizes the ordinary income, subject to the limitations of Section 162(m) of the Code.

Options and SARs

Upon exercise of a nonqualified stock option, the excess of the fair market value of the stock at the date of exercise over the exercise price is taxable to a participant as ordinary income. Similarly, upon exercise of a SAR, the value of the shares or cash received is taxable to the participant as ordinary income.

Upon exercise of an incentive stock option that a participant has held for at least two years after the date of grant and at least one year after the date of exercise, the participant will not have taxable income, except that alternative minimum tax may apply. When there is a disposition of the shares subject to the incentive stock option, the difference, if any, between the sale price of the shares and the exercise price of the option, is treated as long-term capital gain or loss. If the participant does not satisfy these holding period requirements, a “disqualifying disposition” occurs and the participant will recognize ordinary income in the year of the disposition in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option. Any gain realized in excess of the fair market value at the time of exercise will be short or long-term capital gain, depending on whether the shares were sold more than one year after the option was exercised.

Restricted Stock

Unless the participant elects to recognize its value as income at the time of the grant, restricted stock is taxable to a participant as ordinary income when it becomes vested.

RSUs

When shares of UMB stock or cash with respect to RSU awards are delivered to the participant, the value of the shares or cash is taxable to the participant as ordinary income. Delivery of shares or cash to participants under RSUs occurs either upon vesting or upon conclusion of any applicable deferral period, such as upon retirement from (or other termination of service on) the Board of Directors in the case of RSUs granted to Board members.

Change in Control

In the event of a change in control of the Company, there is no automatic acceleration of the vesting of awards granted under the Plan. To the extent a participant’s award agreement does not provide for particular treatment upon a change in control, the Compensation Committee will have discretion as to how to treat the awards. The Compensation Committee may make substitutions, adjustments or settlements of outstanding awards in its discretion upon a change in control, subject to applicable law. The Compensation Committee may cancel any outstanding vested stock options or SARs that have not been exercised prior to the change in control, irrespective of the terms set forth elsewhere in the Restatement or in a participant’s award agreement.

In the event that awards are assumed or substituted by the successor company in connection with a change in control, unless the award agreement or other separate agreement provides otherwise, the award will vest if the participant’s employment is terminated without cause or for good reason in the 24 month period following the change in control.

Clawback

The awards are subject to recoupment by the Company if a participant engages in serious misconduct or if otherwise required by the Company’s clawback policy.

New Plan Benefits

UMB’s Compensation Committee intends to make the following awards to certain participants under the Plan if our shareholders approve the Plan. As of March 1, 2018, the closing price of UMB stock was $73.35 per share.

UMB FINANCIAL CORPORATION

OMNIBUS INCENTIVE COMPENSATION PLAN

Name and Position	Dollar Value ($)	Number of Performance Shares
J. Mariner Kemper, Chairman and CEO	$1,200,000	16,359
Ram Shankar, CFO	$108,000	1,472
Michael D. Hagedorn, Vice Chairman, President UMB Bank, n.a.	$345,000	4,703
Andrew J. Iseman	-	-
Thomas S. Terry, Chief Lending Officer for UMB Bank, n.a.	$97,500	1,329
Kevin M. Macke, Executive Vice President of Operations	$92,400	1,259
Executive Group (11 Persons)	$2,317,950	31,601
Non-Executive Director Group	-	-
Non-Executive Officer Employee Group	$1,174,534	16,012

Approval of the Plan

In its deliberations regarding the Plan, the Board considered, among other things, the number of shares that will be available for awards under the Plan, the Company’s historic grant practices, the cost of issuing additional shares, the impact of share dilution on our existing shareholders and the central role of equity-based incentive compensation in our executive compensation program. The Board believes that the number of shares available for issuance under the Plan is necessary for retaining the flexibility to grant equity-based incentive compensation at optimal levels to motivate and reward the Company’s employees for their contributions to the success of the Company and the growth in value of UMB stock.

If the Plan is not approved by our shareholders, our future ability to issue equity-based awards will be limited. As a result, our ability to align employee compensation with shareholders would be constrained. In addition, the inability to maintain our equity award program could impede our ability to attract and retain qualified employees.

Incentive Plan Share Utilization Rate and Overhang

The following table illustrates our share utilization, or “burn rate” for the last three fiscal years:

	FY 2017	FY 2016	FY 2015	Average
(a) Service Shares and Performance Shares – full value awards granted (1)	142,749	251,646	314,483	236,293
(b) Service Shares and Performance Shares – full value awards on an option equivalent basis (2.86 to 1)(2)	408,262	719,707	899,421	675,797
(c) Shares underlying options granted (1)	151,279	244,076	252,828	216,061
(d) Net increase in diluted shares due to equity awards (a+c)(1)	294,028	495,722	567,311	452,354
(e) Net increase in diluted shares due to equity awards on an option equivalent basis (b+c)(2)	559,541	963,783	1,152,249	891,858
(f) Basic weighted-average shares of UMB Stock outstanding	49,223,661	48,828,313	47,126,252	48,392,742
(g) Gross burn rate (d/f)(3)	0.59%	1.02%	1.20%	0.94%
(h) Net burn rate (e/f)(3)	1.14%	1.97%	2.45%	1.84%

(1)	Reflects the gross number of shares underlying awards to employees during the respective years.

(2)

Reflects the number of shares underlying awards to employees during the respective years using the share limit provisions that require each full value award to count as 2.86 shares of UMB stock and each stock option to count as one share, against the pool of shares available under the Plan.

(3)	Not adjusted for forfeitures, withholding and expirations (which would reduce the applicable burn rate if taken into account).

The Board recognizes that the number of shares under the Plan will result in additional dilution or “overhang” for our shareholders. As commonly calculated, the total potential fully diluted overhang resulting from the Plan would be approximately 8.91%. This overhang is calculated as follows, in each case as of the record date:

(a) Shares subject to new Plan	1,500,000

(b) Shares underlying outstanding awards (1)	1,432,122

(c) Shares currently available under the Predecessor Plan (2)	1,529,528

(d) Total shares authorized for, and outstanding under, equity awards (a + b + c)	4,461,650

(e) Total shares outstanding	50,033,904

(f) Fully diluted overhang (d/(d+e))	8.91%

(1)

Of such shares, 922,391 are underlying option awards, with an average weighted exercise price of $52.63 per share and an average weighted term of 6.3 years. The remaining 509,731 shares are shares of restricted stock that have been counted as 2.86 shares for every share granted for purposes of calculating the shares currently available under the Predecessor Plan.

(2)	Shares available under the Predecessor Plan as of March 1, 2018 counted as 2.86 shares for every share of restricted stock granted.

The Board recommends that shareholders vote FOR the approval of the UMB Financial Corporation Omnibus Incentive Compensation Plan.

INFORMATION ABOUT THE DELIVERY OF PROXY MATERIALS

SEC rules allow the delivery of one proxy statement, annual report, or notice of internet availability of proxy materials, as applicable, to all shareholders who share an address if specified conditions are met. This is called “householding” and can minimize the costs involved in printing and delivering proxy materials as well as the associated impact on the environment. For eligible shareholders who share an address, we are sending only one proxy statement, annual report, or notice of internet availability, as applicable, to that address, unless we received instructions to the contrary from any shareholder at that address.

If you are the beneficial owner but not the record holder of UMB stock, your broker, bank, or other nominee may household our proxy statements, annual reports, or notices of internet availability, as applicable, for all shareholders at your address unless that nominee has received contrary instructions from one or more of the affected shareholders. If you want this householding to cease or if you want householding to commence, please notify your broker, bank, or other nominee.

If you share a household and would like a separate copy, or if you did not receive a separate copy of our proxy statement, annual report, or notice of internet availability, as applicable, we will promptly provide you with a separate copy if you request one by writing us at UMB Financial Corporation, Attention: Corporate Secretary, 1010 Grand Boulevard, Kansas City, Missouri 64106, or by calling us at (816) 860-7000 and asking for the Corporate Legal Department.

SHAREHOLDER PROPOSALS

For a shareholder proposal to be considered for inclusion in our proxy materials for the 2019 annual meeting of shareholders, we must receive the proposal in writing at our principal executive offices—UMB Financial Corporation, Attention: Corporate Secretary, 1010 Grand Boulevard, Kansas City, Missouri 64106—on or before November 13, 2018. We recommend that any shareholder proposal be delivered by means that provide proof of the date of delivery, such as certified mail (postage prepaid and return receipt requested). Please note that Rule 14a-8 of the Exchange Act addresses when we must include a shareholder proposal in our proxy materials, including eligibility and procedural requirements that apply to the proponent.

For any shareholder proposal that is not submitted for inclusion in our proxy materials under Rule 14a-8 of the Exchange Act (including any shareholder nomination), our Bylaws require that the proposing shareholder provide us with advance written notice. To be timely, the notice must be received by the Secretary at our principal executive offices (1) if the meeting is to be held on a day that is not more than 30 days from the anniversary of the previous year’s annual meeting, not later than the close of business on the 120th day and not earlier than the close of business on the 150th day before the date of the release of our proxy statement to shareholders in connection with the previous year’s annual meeting or (2) in any other case, not later than the close of business on the 10th day following the date when we provide notice or public disclosure of the date of the meeting. Our Bylaws also require that the proposing shareholder furnish specified information about the proponent and the proposal to afford us and other shareholders a reasonable opportunity to consider the business that is proposed to be brought before the meeting. For any shareholder proposal that is not submitted for inclusion in our proxy materials for the 2019 annual meeting of shareholders under Rule 14a-8 of the Exchange Act (including any shareholder nomination) but that is sought to be presented directly at that annual meeting under our Bylaws, we must receive the proposal in writing at our principal executive offices—UMB Financial Corporation, Attention: Corporate Secretary, 1010 Grand Boulevard, Kansas City, Missouri 64106—not later than the close of business on November 13, 2018, and not earlier than the close of business on October 14, 2018. Otherwise, the proposal will be considered untimely under Rule 14a-5(e)(2) of the Exchange Act.

*    *    *    *    *

This proxy statement is provided to you by order of the Board of Directors

John C. Pauls

Secretary

Appendix A

UMB Financial Corporation

Omnibus Incentive Compensation Plan

ARTICLE I.

PURPOSE OF THE PLAN

This Plan is intended to promote the interests of the Company (as defined below) and its shareholders by providing employees and non-employee directors of the Company who are largely responsible for the management, growth, and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company.

ARTICLE II.

DEFINITIONS

As used in the Plan or in any instrument governing the terms of any award granted under the Plan, the following definitions apply to the terms indicated below:

2.1          “Award Agreement” means a written agreement, in a form determined by the Committee from time to time, entered into by each Participant and the Company, evidencing the grant of an Incentive Award under the Plan.

2.2          “Board of Directors” means the Board of Directors of the Plan Sponsor.

2.3          “Cash Incentive Award” means an award granted to a Participant pursuant to Article VIII of the Plan.

2.4           “Change-in-Control” means (i) any one person, or more than one person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)) other than the Plan Sponsor or any employee benefit plan sponsored by the Plan Sponsor acquires ownership of stock of the Plan Sponsor that, together with stock held by such person or group, constitutes more than fifty percent of the total fair market value or total Voting Power of the stock of the Plan Sponsor; or (ii) any one person, or more than one person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)) other than the Plan Sponsor or any employee benefit plan sponsored by the Plan Sponsor acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Plan Sponsor possessing thirty percent or more of the total Voting Power of the stock of the Plan Sponsor; or (iii) a majority of members of the Board of Directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of each appointment or election; or (iv) any one person, or more than one person acting as a group (as defined in Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) assets from the Plan Sponsor that have a total gross fair market value equal to or more than forty percent of the total gross fair market value of all of the assets of the Plan Sponsor immediately before such acquisition or acquisitions. For purposes of subsection (iv), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. The foregoing subsections (i) through (iv) shall be interpreted in a manner that is consistent with the Treasury Regulations promulgated pursuant to section 409A of the Code so that all, and only, such transactions or events that could qualify as a “change-in-control event” within the meaning of Treasury Regulation §1.409A-3(i)(5)(i) will be deemed to be a Change-in-Control for purposes of this Plan.

2.5          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations, and administrative guidance issued thereunder.

2.6          “Committee” means the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

2.7          “Common Stock” means the Plan Sponsor’s common stock, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Article X of the Plan.

2.8          “Company” means UMB Financial Corporation and all of its Subsidiaries, collectively.

2.9          “Deferred Compensation Plan” means any plan, agreement, or arrangement maintained by the Company from time to time that provides opportunities for deferral of compensation.

2.10          “Effective Date” means April 24, 2018, which is the date the Plan is approved by shareholders of the Plan Sponsor, and which follows the adoption of the Plan by the Board of Directors on January 23, 2018.

2.11          “Employment” means the period during which an individual is classified or treated by the Company as an employee or non-employee director of the Company, as applicable.

2.12          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.13          “Fair Market Value” means, with respect to a share of Common Stock, as of the applicable date of determination (or if the market is not open for trading on such date, the immediately preceding day on which the market is open for trading), the closing price as reported on the date of determination on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading (or if shares of Common Stock are then principally traded on a national securities exchange, in the reported “composite transactions” for such exchange). In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its sole discretion.

2.14          “Incentive Award” means one or more Stock Incentive Awards and/or Cash Incentive Awards, collectively.

2.15          “Option” means a stock option to purchase shares of Common Stock granted to a Participant pursuant to Article VI.

2.16          “Other Stock-Based Award” means an award granted to a Participant pursuant to Article VII.

2.17          “Participant” means an employee or director of the Company who is eligible to participate in the Plan and to whom one or more Incentive Awards have been granted pursuant to the Plan and have not been fully settled or cancelled and, following the death of any such person, his successors, heirs, executors, and administrators, as the case may be.

2.18          “Performance Measures” means such measures as are described in Article IX on which performance goals are based.

2.19          “Person” means a “person” as such term is used in section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of section 13(d)(3) under the Exchange Act.

2.20          “Plan” means the UMB Financial Corporation Omnibus Incentive Compensation Plan, as it may be amended from time to time.

2.21          “Plan Sponsor” means UMB Financial Corporation, and any successors thereto.

2.22          “Securities Act” means the Securities Act of 1933, as amended.

2.23          “Stock Incentive Award” means an Option or Other Stock-Based Award granted pursuant to the terms of the Plan.

2.24          “Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.

2.25          “Target Award” means target payout amount for an Incentive Award.

2.26          “Voting Power” means the number of votes available to be cast (determined by reference to the maximum number of votes entitled to be cast by the holders of Voting Securities, or by the holders of any Voting Securities for which other Voting Securities may be convertible, exercisable, or exchangeable, upon any matter submitted to shareholders where the holders of all Voting Securities vote together as a single class) by the holders of Voting Securities.

2.27          “Voting Securities” means any securities or other ownership interests of an entity entitled, or which may be entitled, to matters submitted to Persons holding such securities or other ownership interests in such entity generally (whether or not entitled to vote in the general election of directors), or securities or other ownership interests which are convertible into, or exercisable in exchange for, such Voting Securities, whether or not subject to the passage of time or any contingency.

ARTICLE III.

STOCK SUBJECT TO THE PLAN AND LIMITATIONS ON CASH INCENTIVE AWARDS

3.1          Stock Subject to the Plan

3.1.1        The maximum number of shares of Common Stock that may be covered by Incentive Awards granted under the Plan shall not exceed 1,500,000 shares of Common Stock, plus (i) any shares of Common Stock that, as of the Effective Date, have been reserved but not issued pursuant to any awards granted under the Company’s Long-Term Incentive Compensation Plan (As Amended and Restated Effective April 23, 2013) (the “Predecessor Plan”), and (ii) any shares subject to stock options or awards granted under the Predecessor Plan that, on or after the Effective Date, expire or otherwise terminate without having been exercised in full, or are forfeited to the Company due to failure to vest. The number of shares of Common Stock to be added to the Plan pursuant to clause (i) is 1,529,528 and the maximum number of shares of Common Stock to be added to the Plan pursuant to clause (ii) is 2,380,222 (representing 922,391 shares of stock underlying outstanding options and 509,731 shares of restricted stock, calculated at 2.86 shares for each share of restricted stock), such that the maximum aggregate shares of Common Stock that may be issued under this Plan is 5,409,750, the entirety of which may be covered by Options that are designated as “incentive stock options” within the meaning of section 422 of the Code, and the entirety of which is subject to adjustment as provided in Article X and the following provisions of this Article III. Of the shares described, one hundred percent may be delivered in connection with “full-value Awards,” meaning Incentive Awards other than Options or stock appreciation rights; provided, however, that any shares granted under Options or stock appreciation rights shall be counted against the share limit on a one-for-one basis and any shares granted as full-value Incentive Awards shall be counted against the share limit as 2.86 shares for every one share subject to such Incentive Award. Shares of Common Stock issued under the Plan may be authorized and unissued shares, treasury shares, shares purchased by the Company in the open market, or any combination of the preceding categories as the Committee determines in its sole discretion.

3.1.2        Contingent on and effective as of the Effective Date of this Plan, no further grants or awards may be made under the Predecessor Plan. Each outstanding grant or award under the Predecessor Plan immediately prior to the Effective Date shall continue to be governed solely by the terms and conditions of the Predecessor Plan and the instruments evidencing such grant or award.

3.1.3        For purposes of paragraph 3.1.1, shares of Common Stock covered by Incentive Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan; provided, however, that if an Incentive Award is settled for cash or if shares of Common Stock are withheld to pay the exercise price of an Option or to satisfy any tax withholding requirement in connection with an Incentive Award, the shares issued (if any) in connection with such settlement, the shares in respect of which the Incentive Award was cash-settled, and the shares withheld, will be deemed delivered for purposes of determining the number of shares of Common Stock that are available for delivery under the Plan. If shares of Common Stock are issued subject to conditions which may result in the forfeiture, cancellation or return of such shares to the Company, any portion of the shares forfeited, cancelled, or returned shall be treated as not issued pursuant to the Plan.

3.1.4        Shares of Common Stock covered by Incentive Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion, or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of Nasdaq Listing Rule 5635) shall not count as used under the Plan for purposes of this Article III.

3.2          Non-Employee Director Award Limits

Subject to adjustment as provided in Article X, the maximum value of shares of Common Stock that may be covered by Incentive Awards granted under the Plan to all of the Company’s non-employee directors in any calendar year shall not exceed $1 million (calculated at the time of grant).

ARTICLE IV.

ADMINISTRATION OF THE PLAN

The Plan shall be administered by a Committee of the Board of Directors consisting of two or more persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under section 16 of the Exchange Act) and as “independent” as required by Nasdaq or any security exchange on which the Common Stock is listed, in each case if and to the extent required by applicable law or necessary to meet the requirements of such rule, section, or listing requirement at the time of determination. The Committee shall, consistent with the terms of the Plan, from time to time designate those individuals who shall be granted Incentive Awards under the Plan and the amount, type, and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board of Directors (including members who are employees of the Company) or employees of the Company to grant Incentive Awards to persons who are not “executive officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitations as the Committee may specify and to the requirements of Missouri law.

The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and any Award Agreement thereunder, and to adopt, amend, and rescind from time to time such rules and regulations for the administration of the Plan. Decisions of the Committee shall be final, binding, and conclusive on all parties. For the avoidance of doubt, the Committee may exercise all discretion granted to it under the Plan in a non-uniform manner among Participants.

The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award Agreements, to maintain records relating to Incentive Awards, to process or oversee the issuance of Common Stock under Incentive Awards, to interpret and administer the terms of Incentive Awards, and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Incentive Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Incentive Awards under the Plan (except in connection with any delegation made by the Committee pursuant to the first paragraph of this Article IV), (ii) to take any action that in the Committee’s interpretation is more likely than not to result in the imposition of additional taxation under section 409A of the Code or (iii) to take any action inconsistent with applicable provisions of Missouri law. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval, or modification by the Committee.

On or after the date of grant of an Incentive Award under the Plan, the Committee may (i) accelerate the date on which any such Incentive Award becomes vested, exercisable, or transferable, as the case may be, but only on account of Change in Control, death or disability, (ii) extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant’s Employment during which any such Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability, or transferability, as the case may be, of any such Incentive Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Incentive Award (which shall not be payable until the underlying Incentive Awards become vested); provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under section 409A of the Code. Notwithstanding anything herein to the contrary, the Company shall not reprice any stock option without the approval of the shareholders of the Plan Sponsor, nor shall the Company purchase underwater options for cash. For purposes of the Plan, repricing means any of the following or any other action that has the same effect: (a) lowering the exercise price of an Option or stock appreciation right after it is granted; (b) any other action that is treated as a repricing under the generally accepted accounting principles; or (c) repurchasing for cash or cancelling an Option or stock appreciation right at a time when its exercise price exceeds the fair market value of the underlying stock in exchange for another option, restricted stock, or other equity unless the cancellation and exchange occurs in connection with an adjustment pursuant to Section 10.3.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Plan Sponsor shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission, or determination relating to the Plan, unless, in either case, such action, omission, or determination was taken or made by such member, director, or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

ARTICLE V.

ELIGIBILITY

The Persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be those employees and non-employee directors of the Company whom the Committee shall select from time to time, including officers of the Plan Sponsor, whether or not they are directors. Each Incentive Award granted under the Plan shall be evidenced by an Award Agreement.

ARTICLE VI.

OPTIONS

The Committee may from time to time grant Options on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. The Award Agreement shall clearly identify such Option as either an “incentive stock option” within the meaning of section 422 of the Code or as a non-qualified stock option.

6.1          Exercise Price

The exercise price per share of Common Stock covered by any Option shall be not less than one hundred percent of the Fair Market Value of a share of Common Stock on the date on which such Option is granted, other than assumptions in accordance with a corporate acquisition or merger as described in Section 3.1.

6.2          Term and Exercise of Options

6.2.1      Each Option shall become vested and exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on or after the date such Option is granted; provided, however that no Option shall be exercisable after the expiration of ten years from the date such Option is granted; and, provided, further, that each Option shall be subject to earlier termination, expiration, or cancellation as provided in the Plan or the Award Agreement.

6.2.2      Each Option shall be exercisable in whole or in part; provided, however that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination, or cancellation of the remaining portion thereof.

6.2.3      An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.

6.2.4      An Option may be subject to Performance Measures and/or service-based conditions.

6.3          Special Rules for Incentive Stock Options

6.3.1      The aggregate Fair Market Value of shares of Common Stock with respect to which “incentive stock options” (within the meaning of section 422 of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Plan Sponsor or any of its “subsidiaries” (within the meaning of section 424 of the Code) shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such stock option is granted. In the event that the aggregate Fair Market Value of shares of Common Stock with respect to such incentive stock options exceeds $100,000, then incentive stock options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be non-qualified stock options, but all other terms and provisions of such stock options shall remain unchanged. In the absence of such regulations (and authority), or in the event such regulations (or authority) require or permit a designation of the Options which shall cease to constitute incentive stock options, incentive stock options granted hereunder shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be non-qualified stock options, but all other terms and provisions of such stock options shall remain unchanged.

6.3.2      Incentive stock options may only be granted to individuals who are employees of the Company. No incentive stock option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined Voting Power of all classes of stock of the Plan Sponsor or any of its “subsidiaries” (within the meaning of section 424 of the Code), unless (i) the exercise price of such incentive stock option is at least 110 percent of the Fair Market Value of a share of Common Stock at the time such incentive stock option is granted and (ii) such incentive stock option is not exercisable after the expiration of five years from the date such incentive stock option is granted.

ARTICLE VII.

OTHER STOCK-BASED AWARDS

7.1          In General

The Committee may from time to time grant equity-based or equity-related awards not otherwise described herein in such amounts and on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (i) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (ii) be subject to Performance Measures and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units, or share-denominated performance units, and (iv) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each Other Stock-Based Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified at the time of the grant of such Incentive Award.

ARTICLE VIII.

CASH INCENTIVE AWARDS

The Committee may from time to time grant Cash Incentive Awards on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Cash Incentive Awards may be settled in cash or in other property, including shares of Common Stock, provided that the term “Cash Incentive Award” shall exclude any Option or Other Stock-Based Award.

ARTICLE IX.

PERFORMANCE-BASED COMPENSATION

9.1          Committee Discretion

The Committee has discretion to make all or a portion of any Incentive Award conditioned on the achievement of Performance Measures. The Committee may, in its discretion, reduce or eliminate, or increase, the amount payable to any Participant with respect to the Incentive Award, based on such factors as the Committee may deem relevant. The Committee may exercise such discretion in a non-uniform manner among Participants.

9.2          Performance Measures

The Performance Measures utilized by the Committee in making Incentive Awards may be either objective or subjective business criteria, and include but are not limited to the following: market price of the Common Stock, net earnings, earnings before or after any or all of interest, taxes, depreciation, and amortization, net income (including, net income or operating income), cash flow (including, operating cash flow, free cash flow, and cash flow return on capital), cash position, cash valued added, customer satisfaction or growth measures, revenues (including net revenues, net revenue growth or gross revenue), enterprise value, financial return ratios, market performance, margins (including gross margins or operating margins), productivity or efficiency ratios, costs, profits (including net profits, net operating profits, gross profit, gross profit growth, and profit returns or margins), earnings per share, stock price, working capital turnover and targets, total shareholder return, economic value added or other value added measurements, return on assets, return on capital or invested capital, return on equity, return on sales, new product innovation, product release schedules or ship targets, product cost reduction, and budget and expense management.

A Performance Measure (i) may relate to the performance of the Participant, the Company, a Subsidiary, any business group, business unit, or other subdivision of the Company, or any combination of the foregoing, as the Committee deems appropriate and (ii) may be expressed as an amount, as an increase or decrease over a specified period, as a relative comparison to the performance of a group of comparator companies or a published or special index, or any other measure of the selected performance criteria, as the Committee deems appropriate. The measurement of any Performance Measure may, in the Committee’s discretion, exclude the impact (positive and/or negative) of unusual and/or infrequently occurring items or expenses; charges for restructurings; discontinued operations; acquisitions or divestitures; the cumulative effect of changes in accounting treatment; changes in tax laws, accounting standards or principles or other laws or regulatory rules affecting reporting results; any impact of impairment of tangible or intangible assets; any impact of the issuance or repurchase of equity securities and/or other changes in the number of outstanding shares of any class of the Company’s equity securities; any gain, loss, income, or expense attributable to acquisitions or dispositions of stock or assets; stock-based compensation expense; asset write-downs, in-process research and development expense; gain or loss from all or certain claims and/or litigation and insurance recoveries; foreign exchange gains and losses; any impact of changes in foreign exchange rates and any changes in currency; a change in the Company’s fiscal year; and any other items, each determined in accordance with United States generally accepted accounting principles and as identified in the Company’s audited financial statements, including the notes thereto.

ARTICLE X.

ADJUSTMENT UPON CERTAIN CHANGES

Subject to any action by the shareholders of the Plan Sponsor required by law, applicable tax rules or the rules of any exchange on which shares of common stock of the Plan Sponsor are listed for trading:

10.1      Shares Available for Grants

In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination, or exchange of shares or similar corporate change, the maximum aggregate number or type of shares of Common Stock with respect to which the Committee may grant Incentive Awards, the maximum number of shares of Common Stock that may be covered by Options that are designated as “incentive stock options” within the meaning of section 422 of the Code and the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Incentive Awards to any individual Participant in any year and to any non-employee director shall be appropriately adjusted or substituted by the Committee. In the event of any change in the type or number of shares of Common Stock of the Plan Sponsor outstanding by reason of any other event or transaction, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments to the type or number of shares of Common Stock with respect to which Incentive Awards may be granted.

10.2      Increase or Decrease in Issued Shares Without Consideration

In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall, to the extent deemed appropriate by the Committee, adjust the type or number of shares of Common Stock subject to each outstanding Incentive Award and the exercise price per share of Common Stock of each such Incentive Award.

10.3      Certain Mergers and Other Transactions

In the event of any merger, consolidation, or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting exclusively of securities of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, adjust each Incentive Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of shares of Common Stock subject to such Incentive Award would have received in such merger or consolidation.

In the event of (i) a dissolution or liquidation of the Plan Sponsor, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation or similar transaction involving the Plan Sponsor in which the holders of shares of Common Stock receive securities and/or other property, including cash, other than shares of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, have the power to:

10.3.1      cancel, effective immediately prior to the occurrence of such event, each Incentive Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant to whom such Incentive Award was granted an amount in cash, for each share of Common Stock subject to such Incentive Award, equal to the value, as determined by the Committee, of such Incentive Award, provided that with respect to any outstanding Option such value shall be equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price of such Option; or

10.3.2      provide for the exchange of each Incentive Award (whether or not then exercisable or vested) for an Incentive Award with respect to (A) some or all of the property which a holder of the number of shares of Common Stock subject to such Incentive Award would have received in such transaction or (B) securities of the acquiror or surviving entity and, incident thereto, make an equitable adjustment as determined by the Committee in the exercise price of the Incentive Award, or the number of shares or amount of property subject to the Incentive Award or provide for a payment (in cash or other property) to the Participant to whom such Incentive Award was granted in partial consideration for the exchange of the Incentive Award.

10.4        Other Changes

In the event of any change in the capitalization of the Plan Sponsor, corporate change, corporate transaction, or other event other than those specifically referred to in Sections 10.1, 10.2 or 10.3, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares subject to Incentive Awards outstanding on the date on which such change occurs and in such other terms of such Incentive Awards as the Committee deems appropriate.

10.5        Cash Incentive Awards

In the event of any transaction or event described in this Article X, including without limitation any corporate change referred to in Section 10.5 hereof, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the terms and conditions of any Cash Incentive Award as the Committee deems appropriate.

10.6      No Other Rights

Except as expressly provided in the Plan or any Award Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividends or dividend equivalents, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Plan Sponsor or any other corporation. Except as expressly provided in the Plan, no issuance by the Plan Sponsor of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Incentive Award.

10.7        Savings Clause

No provision of this Article X shall be given effect to the extent that such provision would cause any tax to become due under section 409A of the Code.

ARTICLE XI.

CHANGE-IN-CONTROL; TERMINATION OF EMPLOYMENT; MINIMUM VESTING

11.1         Change-in-Control

11.1.1    Incentive Award Assumed or Substituted. Unless otherwise provided in an Award Agreement or a Participant’s effective negotiated employment, change-in-control, severance, or other similar agreement, in the event of a Change-in-Control of the Company in which the successor company assumes or substitutes for an Incentive Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates without cause or for good reason within twenty-four months following such Change-in-Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and stock appreciation rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for twenty-four months (or the period of time set forth in the Award Agreement, but in no event beyond the end of the regularly scheduled term of such Incentive Award), and (ii) the restrictions, limitations, and other conditions applicable to any Other Stock-Based Awards or any other Incentive Award shall lapse, and such Other Stock-Based Awards or such other Incentive Awards shall become free of all restrictions, limitations, and conditions and become fully vested and transferable to the full extent of the original grant (however, unless otherwise provided in the Award Agreement, such Other Stock-Based Awards or other Incentive Awards will not be settled or payable until the time established for settlement or payment in the applicable Award Agreement). For purposes of the Plan, unless otherwise provided in the Award Agreement, the terms “cause” and “good reason” shall have the meaning provided in a Participant’s effective negotiated employment, change-in-control, severance, or other similar agreement, and if none, “cause” shall mean: (a) Participant’s refusal to perform, or repeated failure to undertake good faith efforts to perform, the duties or responsibilities reasonably assigned to Participant; (b) Participant’s engagement in willful gross misconduct or willful gross negligence in the course of carrying out his or her duties that results in material economic or reputational harm to the Company; or (c) Participant’s conviction of or plea of guilty or nolo contendere to a felony; and “good reason” shall mean any of the following that has not been approved in writing in advance by Participant: (x) a material diminution of Participant’s titles, duties, responsibilities; (y) a material reduction in Participant’s base salary, annual cash bonus opportunity, or annual long-term incentive award opportunity, or failure to pay earned compensation; or (z) relocation of the Company’s offices.

11.1.2    Incentive Award Not Assumed or Substituted. Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Incentive Award (or in which the Company is the ultimate parent corporation and does not continue the Incentive Award), then immediately prior to the Change in Control: (i) those Options and stock appreciation rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, and (ii) the restrictions, other limitations and other conditions applicable to any Other Stock-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Stock-Based Awards or such other Awards shall become free of all restrictions, limitations, and conditions and become fully vested and transferable to the full extent of the original grant, and unless otherwise provided in the Award Agreement, such Other Stock-Based Awards or other Incentive Awards will be settled or paid upon the effective date of the Change in Control.

11.2        Termination of Employment

11.2.1    For Incentive Awards that are subject to section 409A of the Code, termination of Employment shall mean a separation from service within the meaning of section 409A of the Code. For Incentive Awards that are exempt from section 409A of the Code: (i) termination of Employment shall mean a separation from service within the meaning of section 409A of the Code, (ii) the Committee shall determine whether an authorized leave of absence or absence in military or government service shall constitute termination of Employment; (iii) Employment shall be deemed to have terminated for all purposes of the Plan if such Person is employed by or provides services to a Person that is a Subsidiary of the Company and such Person ceases to be a Subsidiary of the Company, unless the Committee determines otherwise; and (iv) a Participant who ceases to be an employee of the Company but continues or simultaneously commences service as a director of the Company shall be deemed to have terminated Employment for purposes of the Plan.

11.2.2    The Award Agreement shall specify the consequences with respect to Incentive Awards of the termination of Employment of the Participant holding the Incentive Awards, which consequences may include the ability to exercise Options and stock appreciation rights for a period of 30 days following the Participant’s involuntary termination due to elimination of position.

11.3        Minimum Vesting. Each Incentive Award shall have a minimum vesting requirement of one year, which requirement may not be waived or superseded by any provision in any Award Agreement. Notwithstanding the previous sentence: (i) the Committee shall have the authority to grant Incentive Awards with vesting requirements of one year or less (including immediately vested Awards) in an amount up to 5% of the shares of Common Stock reserved for issuance under the Plan in Section 3.1; and (ii) an Award Agreement may provide that vesting shall be accelerated upon death or disability of the Participant.

ARTICLE XII.

RIGHTS UNDER THE PLAN

No Person shall have any rights as a shareholder with respect to any shares of Common Stock covered by or relating to any Incentive Award until the date of the issuance of such shares on the books and records of the Plan

Sponsor. Except as otherwise expressly provided in Article X hereof, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance. Nothing in this Article XII is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Common Stock if it were issued or outstanding, or from granting rights related to such dividends.

The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

ARTICLE XIII.

MISCELLANEOUS

13.1        No Special Employment Rights; No Right to Incentive Award

13.1.1    Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her Employment by the Company or interfere in any way with the right of the Company at any time to terminate such Employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

13.1.2    No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

13.2        Securities Matters.

13.2.1    The Plan Sponsor shall be under no obligation to affect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state or local laws. Notwithstanding anything herein to the contrary, the Plan Sponsor shall not be obligated to cause to be issued shares of Common Stock pursuant to the Plan unless and until the Plan Sponsor is advised by its counsel that the issuance is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance of shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements, and representations, and that any related certificates representing such shares bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

13.2.2    The exercise or settlement of any Incentive Award (including, without limitation, any Option) granted hereunder shall only be effective at such time as counsel to the Plan Sponsor shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Plan Sponsor may, in its sole discretion, defer the effectiveness of any exercise or settlement of an Incentive Award granted hereunder in order to allow the issuance of shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state or local securities laws. The Plan Sponsor shall inform the Participant in writing of its decision to defer the effectiveness of the exercise or settlement of an Incentive Award granted hereunder. During the period that the effectiveness of the exercise of an Incentive Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

13.3        Withholding Taxes

13.3.1    Cash Remittance. Whenever withholding tax obligations are incurred in connection with any Incentive Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state, and local withholding tax requirements, if any, attributable to such event. In addition, upon the exercise or settlement of any Incentive Award in cash, or the making of any other payment with respect to any Incentive Award (other than in shares of Common Stock), the Company shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, settlement, or payment.

13.3.2    Stock Remittance. At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Incentive Award, the Participant may tender to the Company (including by attestation) a number of shares of Common Stock having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the maximum federal, state, and local withholding tax requirements, if any, attributable to such event. Such election shall satisfy the Participant’s obligations under Section 13.3.1 hereof, if any.

13.3.3    Stock Withholding. At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Incentive Award, the Company shall withhold a number of such shares having a Fair Market Value determined by the Committee to be sufficient to satisfy the maximum federal, state, and local withholding tax requirements, if any, attributable to such event. Such election shall satisfy the Participant’s obligations under Section 13.3.1 hereof, if any.

13.4        No Obligation to Exercise. The grant to a Participant of an Incentive Award shall impose no obligation upon such Participant to exercise such Incentive Award.

13.5        Transfers. Incentive Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however that the Committee may permit Options or other Incentive Awards that are not incentive stock options to be sold, pledged, assigned, hypothecated, transferred, or disposed of, on a general or specific basis, subject to such conditions and limitations as the Committee may determine. Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

13.6    Expenses and Receipts. The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

13.7    Failure to Comply. In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or any Award Agreement, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

13.8    Relationship to Other Benefits. No payment with respect to any Incentive Awards under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, or other benefit plan of the Company except as otherwise specifically provided in such other plan.

13.9    Governing Law. The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of Missouri without regard to its conflict of law principles.

13.10    Severability. If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Article or part of an Article so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Article or part of an Article to the fullest extent possible while remaining lawful and valid.

13.11    Effective Date and Term of Plan. The Effective Date of the Plan is as defined in Section 2.11. No grants of Incentive Awards may be made under the Plan after the tenth anniversary of its Effective Date.

13.12    Amendment or Termination of the Plan. The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it or any Incentive Award in any respect whatsoever; provided, however, that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Article IV hereof, which discretion may be exercised without amendment to the Plan. No provision of this Article shall be given effect to the extent that the Committee determines that such provision would more likely than not cause any additional tax to become due under section 409A of the Code. Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, adversely affect the Participant’s rights under any previously granted and outstanding Incentive Award. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

13.13    Clawback. Notwithstanding any other provisions in this Plan, any Incentive Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company).

UMB Financial Corporation

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IMPORTANT ANNUAL MEETING INFORMATION 000004

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MR A SAMPLE

DESIGNATION (IF ANY)

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 p.m., CDT, on April 19, 2018.

Vote by Internet

Go to www.envisionreports.com/UMBF

Or scan the QR code with your smartphone

Follow the steps outlined on the secure website

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.

Employee Plan Card 1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board recommends a vote FOR all nominees listed, FOR Proposal 2, for Proposal 3, FOR Proposal 4.

1. The election of 12 directors for terms ending at the 2018 annual meeting of shareholders. +

For Withhold For Withhold For Withhold

01 - Robin C. Beery 02 - Kevin C. Gallagher 03 - Greg M. Graves

04 - Alexander C. Kemper 05 - J. Mariner Kemper 06 - Gordon Lansford

07 - Timothy R. Murphy 08 - Kris A. Robbins 09 - L. Joshua Sosland

10 - Dylan E. Taylor 11 - Paul Uhlmann III 12 - Leroy J. Williams, Jr.

For Against Abstain

2. Approval, on an advisory basis, on the compensation paid to our named executive officers.

3. Recommendation, on an advisory basis, on the frequency of future advisory votes on the

For Against Abstain

3. Ratification of the Corporate Audit Committee’s engagement of KPMG LLP as UMB’s independent registered public accounting firm for 2018.

For Against Abstain

4. Aoorivak if tge UMB Financial Corporation Omnibus Incentive Compensation Plan.

For Against Abstain

5. Any other business that may be properly considered at the meeting or any adjournment or postponement of the meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

C 1234567890

J N T

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

1PCF 3711344

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

02S1HB

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Employee Plan Card — UMB Financial Corporation

1010 Grand Blvd. Kansas City, MO 64106

CONFIDENTIAL VOTING INSTRUCTIONS TO: BMO HARRIS BANK N. A. AS TRUSTEE UNDER THE EMPLOYEE STOCK OWNERSHIP PLAN OF UMB FINANCIAL CORPORATION AND THE UMB PROFIT SHARING AND 401(K) SAVINGS PLAN

I hereby direct that the voting rights pertaining to the common stock of UMB Financial Corporation held by the Trustee and attributable to my account(s) in the above-described plans shall be exercised at the Annual Meeting of Shareholders to be held on April 24, 2018 at 9:00 a.m., or any adjournment or postponement of the meeting, in accordance with the instructions on the reverse side, to vote upon Proposals 1-4 and on such other matters that may be properly considered at the meeting or any adjournment or postponement of the meeting.

Please sign exactly as your name appears on the reverse side of this card. Your ESOP shares will be voted by the Trustee in the Trustee’s discretion unless your vote is received by one of the methods shown on the reverse side no later than 1:00 p.m. Central time, April 19, 2018. Your 401(k) shares will be voted in proportion to the way that other 401(k) shares are voted unless your vote is received by one of the methods shown on the reverse side no later than 1:00 p.m. Central time, April 19, 2018.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +

UMB Financial Corporation

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board recommends a vote FOR all nominees listed, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4.

1. The election of 12 directors for terms ending at the 2019 annual meeting of shareholders.

For Withhold For Withhold For Withhold

01 - Robin C. Beery 02 - Kevin C. Gallagher 03 - Greg M. Graves

04 - Alexander C. Kemper 05 - J. Mariner Kemper 06 - Gordon E. Lansford

07 - Timothy R. Murphy 08 - Kris A. Robbins 09 - L. Joshua Sosland

10 - Dylan E. Taylor 11 - Paul Uhlmann III 12 - Leroy J. Williams, Jr.

For Against Abstain

2. Approval, on an advisory basis, of the compensation paid to our named executive officers.

For Against Abstain

3. Ratification of the Corporate Audit Committee’s engagement of KPMG LLP as UMB’s independent registered public accounting firm for 2018.

For Against Abstain

4. Approval of the UMB Financial Corporation Omnibus Incentive Compensation Plan.

For Against Abstain

5. Any other business that may be properly considered at the meeting or any adjournment or postponement of the meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1UPX 3711342

02S1FB

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — UMB Financial Corporation

1010 Grand Blvd. Kansas City, MO 64106

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON APRIL 24, 2018

The undersigned hereby appoints J. Mariner Kemper and Michael D. Hagedorn or any of them, with full power of substitution as proxies, to represent and vote all shares of Common Stock of UMB Financial Corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 24, 2018, at 9:00 a.m., and any adjournment or postponement of the meeting. This proxy revokes all prior proxies given by the undersigned.

Management knows of no other matters to be brought before the Annual Meeting; however, the persons named as proxy holders or their substitutes will vote in their discretion with respect to any other matters that are properly brought before the Annual Meeting or any adjournment or postponement of the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder or absent instruction, will be voted FOR all the director nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4. Unless authority to vote for any director nominee is withheld, authority to vote FOR such nominee will be deemed granted.

In their discretion, the persons named as proxy holders or their substitutes are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)